SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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☐	Soliciting Material Pursuant to §240.14a-12

YUM! BRANDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

March    , 2005

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2005 Annual Meeting of Shareholders of YUM! Brands, Inc. The meeting will be held on Thursday, May 19, 2005, at 9:00 a.m., local time, in the Yum! Conference Center at 1900 Colonel Sanders Lane in Louisville, Kentucky.

At this meeting, you will be asked to:

(1)         Approve an amendment to the Company’s Restated Articles of Incorporation to declassify the Board of Directors so that each director will stand for re-election on an annual basis and to provide that directors can be removed with or without cause.

(2)         Elect twelve (12) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, in the event Proposal 1 is approved;

(3)         Alternatively, to elect four (4) Class II directors to serve until their terms expire at the 2008 Annual Meeting of Shareholders and one (1) Class I director to serve until his term expires at the 2007 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, in the event Proposal 1 is not approved;

(4)         Ratify the Board’s selection of independent auditors to audit our financial statements for 2005;

(5)         Vote on five shareholder proposals described in the attached Proxy Statement, if properly presented at the meeting; and

(6)         Transact any other business properly brought before the meeting.

The enclosed notice and proxy statement contain details about the business to be conducted at the meeting. You may also read the notice and proxy statement on our web page at www.yum.com/investors/proxy.asp.

To assure that your shares are represented at the meeting, we urge you to mark your choices on the enclosed proxy card, sign and date the card and return it promptly in the envelope provided. We also offer shareholders the opportunity to vote their shares electronically through the internet or by telephone. Please see the proxy statement and the enclosed proxy card for details about electronic voting options. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the meeting.

An admission ticket is attached to the accompanying proxy card. Please retain it and bring it with you if you plan to attend the meeting.

Sincerely,

David C. Novak
Chairman of the Board and Chief Executive Officer

YUM! Brands, Inc.
1441 Gardiner Lane
Louisville, Kentucky 40213

Notice of Annual Meeting of Shareholders

Time:	9:00 a.m. on Thursday, May 19, 2005
Place:	Yum! Conference Center
1900 Colonel Sanders Lane
Louisville, Kentucky 40213
Items of Business:	(1)

To approve an amendment to the Company’s Restated Articles of Incorporation to eliminate staggered terms for directors such that each director would stand for re-election on an annual basis, and to provide that directors can be removed with or without cause.

(2)

In the event Item 1 is approved by the shareholders and the amendment to the Company’s Restated Articles of Incorporation becomes effective at the 2005 annual meeting of shareholders, to elect twelve (12) directors to serve until the 2006 annual meeting of shareholders and until their respective successors are duly elected and qualified.

(3)

Alternatively, in the event Item 1 is not approved by the shareholders or the amendment to the Company’s Restated Articles of Incorporation does not become effective at the 2005 annual meeting of shareholders, to elect (a) four (4) Class II directors to serve as directors of the Company for a three-year term ending on the date of the 2008 annual meeting of shareholders and until their successors are elected and qualified and (b) one (1) Class I director to serve as a director of the Company until the 2007 annual meeting of shareholders and until his successor is elected and qualified.

(4) To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2005.
(5) To consider and vote on five shareholder proposals described in the attached proxy statement, if properly presented at the meeting.
(6) To transact such other business as may properly come before the meeting.

Who Can Vote:	You can vote if you were a shareholder of record as of the close of business on March 21, 2005.
Annual Report:	A copy of our 2004 Annual Report is enclosed.
Date of Mailing:	This notice and the proxy statement are first being mailed to shareholders on or about March , 2005.

By Order of the Board of Directors

Christian L. Campbell
Secretary

YOUR VOTE IS IMPORTANT

It is important that your shares are represented and voted at the Annual Meeting. Whether or not you plan to attend the meeting, please provide your proxy by marking, dating and signing the enclosed proxy card and returning it promptly in the enclosed envelope. Shareholders also have the option of voting electronically through the internet or by telephone. Please read the accompanying proxy statement and the voting instructions printed on your proxy card for details about electronic voting procedures. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

YUM! BRANDS, INC.
1441 Gardiner Lane
Louisville, Kentucky 40213

PROXY STATEMENT
For Annual Meeting of Shareholders To Be Held On
May 19, 2005

The Board of Directors (the “Board of Directors” or the “Board”) of YUM! Brands, Inc., a North Carolina corporation (“Yum” or the “Company”), solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. (Eastern Daylight Savings Time), on Thursday, May 19, 2005, in the Yum! Conference Center, at 1900 Colonel Sanders Lane, Louisville, Kentucky. This proxy statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors and most highly paid executive officers.

GENERAL INFORMATION ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will vote upon several important Company matters. In addition, our management will report on the Company’s performance over the last fiscal year and, following the meeting, respond to questions from shareholders.

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. As a shareholder, you are invited to attend the meeting and are entitled to vote on the items of business described in this proxy statement.

Who may attend the annual meeting?

All shareholders of record as of March 21, 2005, or their duly appointed proxies, may attend the meeting. Seating is limited and admission is on a first-come, first-served basis. The admission ticket attached to the enclosed proxy card is required for admission to the meeting.

Please note that if you hold shares in a “street name” (that is, in a brokerage account or through a bank or other nominee), you will need to bring personal identification and a copy of a statement reflecting your share ownership as of March 21, 2005 and check in at the registration desk at the meeting.

What am I voting on?

You will be voting on the following nine items of business at the annual meeting:

•       The amendment to the Company’s Restated Articles of Incorporation (“Articles”) to declassify the Board of Directors so that each director will stand for re-election on an annual basis and to provide that directors can be removed with or without cause;

•       The election of twelve (12) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified in the event the Articles are amended;

•       Alternatively, if the Articles are not amended, to elect four (4) directors to serve until the 2008 Annual meeting and one (1) director to serve until the 2007 Annual Meeting and until their respective successors are elected and qualified;

•       The ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2005;

•       The consideration of a shareholder proposal relating to the preparation of a sustainability report;

•       The consideration of a shareholder proposal relating to a diversity report;

•       The consideration of a shareholder proposal relating to the MacBride Principles;

•       The consideration of a shareholder proposal relating to preparation of a genetically engineered food report; and

•       The consideration of a shareholder proposal relating to an animal welfare standards report.

We will also consider other business that properly comes before the meeting.

Who may vote?

You may vote if you owned Yum common stock as of the close of business on the record date, March 21, 2005. Each share of Yum common stock is entitled to one vote. As of March 21, 2005, Yum had [                      ] shares of common stock outstanding.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares “FOR” the amendment to the Restated Articles of Incorporation, “FOR” each of the nominees named in this proxy statement for election to the Board, “FOR” the ratification of the selection of KPMG LLP as our independent auditors and “AGAINST” the shareholder proposals.

How do I vote before the meeting?

You have three voting options:

•       Through the Internet, which we encourage if you have Internet access, at the address shown below;

•       By telephone through the toll-free number shown below; or

•       By mail by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided with this proxy statement.

Please note that if you elect to vote through the Internet or by telephone, do not mail back your proxy card. Also, if you hold your shares in the name of a bank or broker, your ability to vote by telephone or the Internet depends on their voting processes. Please follow the directions on your proxy card carefully.

If you choose to vote through the Internet, you will be responsible for any costs associated with electronic access, such as usage charges from internet service providers and telephone companies.

If you are a participant in the Direct Stock Purchase Plan, shares of Yum common stock held in your account may be voted by returning the proxy card. The administrator of this program, as the shareholder of record, may only vote the shares for which it has received directions to vote from participants.

If you are a participant in Yum’s 401(k) Plan, you may use the proxy card to direct the trustee of the 401(k) Plan to vote shares of Yum common stock you beneficially own under the 401(k) Plan. In accordance with the 401(k) Plan terms, if your proxy card for 401(k) Plan shares is not returned, those shares will not be voted.

For Shares Registered Directly in the Name of the Shareholder.   Shareholders with shares registered directly in their name in the Company’s stock records maintained by our transfer agent, American Stock Transfer and Trust Company, may vote their shares:

•       by submitting their proxy through the internet at the following address on the World Wide Web: www.proxyvote.com;

•       by making a toll-free telephone call from the U.S. or Canada to 1(800) 690-6903 (if you have any questions about how to vote over the phone, call 1(888) 298-6986); or

•       by mailing their signed proxy card.

Specific instructions to be followed by registered shareholders are set forth on the enclosed proxy card. Proxies submitted through the internet or by telephone through ADP Investor Communication Services as described above must be received by 11:59 p.m., Eastern Daylight Savings Time, on May 18, 2005.

For Shares Registered in the Name of a Brokerage Firm or Bank.   Shareholders who hold shares in street name may vote by mail by completing, signing and returning the voting instruction form provided by their brokerage firms, banks or other nominees. In addition to voting by mail, a number of brokerage firms and banks are participating in a program provided through ADP that offers telephone and internet voting options (as well as the option to receive future shareholder communications including proxy materials through the internet and not through the mail). If your shares are held in an account with a brokerage firm or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank, or through the internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com). Votes submitted through the internet or by telephone through the ADP Investor Communication Services program must be received by 11:59 p.m., Eastern Daylight Savings Time, on May 18, 2005.

Can I vote at the meeting?

Shares registered directly in your name as the shareholder of record may be voted in person at the annual meeting. Shares held in street name may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the meeting. You may do this by:

•       signing another proxy card with a later date and returning it to us prior to the meeting;

•       voting again by telephone or through the Internet prior to 11:59 p.m., Eastern Daylight Savings Time, on May 18, 2005;

•       giving written notice to the Secretary of the Company; or

•       voting again at the meeting.

Your attendance at the meeting will not have the effect of revoking a proxy unless you notify our corporate secretary in writing before the polls close that you wish to revoke a previous proxy.

Who will count the votes?

Representatives of American Stock Transfer and Trust Company will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board. These recommendations are:

•       FOR the approval of an amendment to the Company’s Restated Articles of Incorporation to declassify the Board of Directors so that each director will stand for re-election on an annual basis and to provide that directors can be removed with or without cause;

•       If the proposal to approve the amendment to the Company’s Restated Articles of Incorporation is approved, FOR the election of the twelve (12) nominees for directors named in this proxy statement;

•       If the proposal to approve the amendment to the Company’s Restated Articles of Incorporation is not approved, FOR the election of the four Class II director nominees and one Class I director nominee named in this proxy statement.

•       FOR the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2005; and

•       AGAINST the shareholder proposals.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer and Trust Company, which may be reached at 1 (888) 439-4986.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The election of directors and the proposal to ratify the selection of KPMG LLP as our independent auditors for fiscal year 2005 are considered routine matters for which brokerage firms may vote unvoted shares. The other proposals to be voted on at our meeting are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

How can I attend the meeting?

The annual meeting is open to all holders of Yum common stock as of the close of business on March 21, 2005, or their duly appointed proxies. You will need an admission ticket or proof of ownership of Yum’s common stock to enter the meeting. If you are a registered owner, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the meeting, please so indicate when you vote and bring the ticket with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Yum shareholder. Admittance to the annual meeting will be based upon availability of seating. All shareholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION CARD OR PROOF THAT YOU OWN YUM COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

May shareholders ask questions?

Yes. Representatives of the Company will answer shareholders’ questions of general interest following the meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of the outstanding shares of Yum common stock, as of March 21, 2005, must be present in person or represented by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

How many votes are needed to elect directors?

The nominees receiving the highest number of “FOR” votes will be elected as directors. This number is called a plurality. You may vote “FOR” all of the nominees or you may “WITHHOLD AUTHORITY” to vote for a particular nominee or nominees, or for all nominees. Unless you mark “WITHHOLD AUTHORITY” to vote for a particular nominee or nominees or for all nominees, your proxy will be voted FOR each of the director nominees named in this proxy statement.

How many votes are needed to approve the other proposals?

Each of the Company’s proposals and the shareholder proposals will be considered separately. The amendment to the Restated Articles of Incorporation, ratification of the selection of KPMG LLP as our independent auditors and each shareholder proposal must receive the “FOR” vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the meeting. For each of these items, you may vote “FOR”, “AGAINST” OR “ABSTAIN”. Abstentions will be counted as shares present and entitled to vote at the meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the proposals. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the meeting.

What if other matters are presented for consideration at the annual meeting?

As of the date of this proxy statement, our management knows of no matters that will be presented for consideration at the meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a vote of shareholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of

Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

GOVERNANCE OF THE COMPANY

The business and affairs of Yum are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to shareholders. The Board believes that its practices align management and shareholder interests. Highlights of our corporate governance practices are described below.

What is the composition of the Board of Directors and how often are members elected?

Our Board of Directors presently consists of 12 directors and is divided into three classes. Each class is elected for a three-year term. The Board of Directors currently consists of four Class II directors whose terms expire at this Annual Meeting, four Class III directors whose terms expire at the 2006 Annual Meeting, three Class I directors whose terms expire at the 2007 Annual Meeting, and one Class I director whose term expires at this Annual Meeting. As discussed in more detail at page 14, if Item 1 is approved by shareholders at the Annual Meeting, each director will thereafter stand for election on an annual basis.

As discussed in more detail later in this section, the Board has determined that 9 of our 12 continuing directors are independent under the rules of the New York Stock Exchange (“NYSE”).

How often did the board meet in fiscal 2004?

The Board of Directors met six times during fiscal 2004. Each director attended at least 75% of the meetings of the Board and the committees of which he or she was a member (held during the period he or she served as a director). Two directors attended the Company’s annual shareholders meeting in 2004. The other directors attended Board committee meetings during the 2004 annual meeting. In 2005, the Board has determined that it will again schedule committee meetings during the Annual Meeting.

What are the committees of the board?

The Board of Directors has standing Audit, Compensation, Nominating and Governance and Executive/Finance Committees.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2004
Audit: J. David Grissom, Chair	• Possesses sole authority regarding the selection and retention of independent auditors	15
Bonnie Hill Robert Holland, Jr.	• Reviews and has oversight over the Company’s internal audit function
Kenneth G. Langone* Jonathan S. Linen*	• Reviews and approves the cost and scope of audit and non-audit services provided by the independent auditors
*Joined Committee in January 2005	• Reviews the independence, qualification and performance of the independent auditors
• Reviews the adequacy of the Company’s internal systems of accounting and financial control
• Reviews the annual audited financial statements and results of the audit with management and the independent auditors
• Reviews the Company’s accounting and financial reporting principles and practices including any significant changes

•   Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and the Company’s Worldwide Code of Conduct and Policy on Conflict of Interest

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Grissom, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Grissom has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the NYSE listing standards.

Compensation: Robert J. Ulrich, Chair David W. Dorman* Massimo Ferragamo	• Oversees the Company’s executive compensation plans and programs and reviews and recommends changes to these plans and programs	5
Kenneth G. Langone** Thomas M. Ryan	• Monitors the performance of the chief executive officer and other senior executives in light of corporate goals set by the Committee
*Joined the Committee in January 2005 **Left the Committee in	• Reviews and approves the compensation of the chief executive officer and other senior executive officers
November 2004	• Reviews management succession planning

The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE and non-employee directors within the meaning of Section 16 of the Securities Exchange Act of 1934.

Nominating and Governance: Kenneth G. Langone, Chair	• Identifies and proposes to the Board suitable candidates for Board membership	4
Robert Holland, Jr. Thomas M. Ryan	• Advises the Board on matters of corporate governance
• Reviews and reassesses from time to time the adequacy of the Company’s Corporate Governance Guidelines
• Receives comments from all directors and reports annually to the Board with assessment of the Board’s performance
• Prepares and supervises the Board’s annual review of director independence
The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.
Executive/Finance: David C. Novak, Chair J. David Grissom Kenneth G. Langone Robert J. Ulrich	• Exercises all of the powers of the Board in the management of the business and affairs of the Company consistent with applicable law while the Board is not in session	—

How are directors compensated?

Employee directors do not receive additional compensation for serving on the Board of Directors. Each director who is not an employee of Yum receives an annual stock grant retainer with a fair market value of $100,000 and an annual grant of vested options to buy $125,000 worth of Yum common stock at a price equal to its fair market value on the date of grant. Directors may elect to receive up to one-half of their stock retainer in cash. Non-employee directors, except for Mr. Pearson, also receive a one-time stock grant with a fair market value of $25,000 on the date of grant upon joining the Board, distribution of which is deferred until termination from the Board. Directors may also defer payment of their retainers pursuant to the Directors Deferred Compensation Plan. Deferrals may not be made for less than one year. We also pay the premiums on directors’ and officers’ liability and business travel accident insurance policies. In recognition of the added duties of these chairs, the Chairperson of the Audit Committee receives an additional $15,000 stock retainer annually and the Chairperson of the Compensation Committee receives an additional $5,000 stock retainer annually.

Andrall E. Pearson became Founding Chairman and retired as an employee of Yum on January 1, 2001. As Founding Chairman, Mr. Pearson was asked by the Board to continue contributing in several strategic areas. In addition to receiving the same annual stock grant retainer and receiving the same annual grant of vested options as other non-employee directors, he also receives secretarial support and use of the corporate jet for business purposes (or reimbursement for a leased jet).

How much Yum stock do the directors own?

Stock ownership information for each director nominee and continuing director is shown in the table on page 37.

How does the Board determine which directors are considered independent?

The Company’s Corporate Governance Principles, adopted by the Board, meet or exceed the listing standards adopted in 2003 by the NYSE. The full text of the Principles can be found on the Company’s web site (www.yum.com/investors/governance/principles.htm). A copy may also be obtained upon request from the Company’s Corporate Secretary.

Pursuant to the Principles, the Board undertook its annual review of director independence in January 2005. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under the rules of the NYSE, with the exception of David Novak, Andrall Pearson and Jackie Trujillo. Mr. Novak is not considered an independent director because of his employment as Chairman and Chief Executive Officer of the Company. Mr. Pearson is our former Chairman of the Company. The Board determined that the fact that he received additional director compensation in 2003 for additional services he performed for the Company, including mentoring executives and key talent and advising management in the annual planning process, caused Mr. Pearson to be non-independent. Mrs. Trujillo is considered a non-independent outside director because the Board determined that, under the NYSE independence standards, Mrs. Trujillo has a material relationship with Yum by virtue of her employment during 2004 as Chairman of Harman Management Corporation (“Harman”), one of Yum’s largest franchisees, and her continued relationship with Harman as Chairman Emeritus. We provide additional information regarding royalties and other amounts paid by Harman Management Corporation to Yum at page 10.

In determining that the other directors did not have a material relationship with the Company, the Board determined that Messrs. Grissom, Ferragamo, Holland, and Langone and Ms. Hill had no other relationship with the Company other than their relationship as director. The Board did note that the companies that employ Messrs. Dorman, Linen, Ryan and Ulrich had business relationships with the Company; however, the Board determined that these relationships were not material to the director or their companies.

David W. Dorman is Chairman and Chief Executive Officer of AT&T Corp. AT&T and its subsidiaries provide phone-related services and data network connection services to Yum. Yum’s relationship with AT&T generated service fees to AT&T of about $5 million in 2004. These amounts are not expected to materially change in 2005. The Board has determined that these service fees do not create a material relationship between Yum and Mr. Dorman or Yum and AT&T, as they represent less than 1/10th of 1% of AT&T’s revenues.

Jonathan S. Linen is Vice Chairman of American Express Company (“AMEX”). AMEX and its subsidiaries provide credit card related services to Yum and its employees. Yum’s relationship with AMEX generated service fees to AMEX of about $3 million in 2004. These amounts are not expected to materially change in 2005. The Board has determined that these service fees do not create a material relationship between Yum and Mr. Linen or Yum and AMEX, as they represent less than 1/10th of 1% of AMEX’s revenues.

Thomas M. Ryan is Chairman and Chief Executive Officer of CVS. Yum, through its subsidiary, KFC Realty Properties Inc., leases one piece of real estate from CVS. Annual lease payments made to CVS equal approximately $100,000 and are not expected to increase significantly. The Board determined that these payments do not create a material relationship between Yum and Mr. Ryan or between Yum and CVS as they represent less than 1/10th of 1% of CVS’s revenues.

Robert J. Ulrich is the Chairman and Chief Executive Officer of Target Corporation. Yum receives, through its Pizza Hut and Taco Bell affiliates, annual royalty payments from Target Corporation of approximately $4 million. The Board determined that these payments do not create a material relationship between Yum and Mr. Ulrich or Yum and Target as the payments represent less than 1/10th of 1% of Target’s revenues. These payments are expected to increase in 2005 but are not expected to impact the independence determination.

Are there any other material business relationships with entities associated with our directors?

During fiscal 2004, affiliates of Harman Management Corporation (“Harman”), as KFC franchisees, paid royalties of approximately $12,001,806 and contingent store opening fees of approximately $155,000 to KFC Corporation, a subsidiary of Yum. The store opening fees are held in escrow and may be returned to Harman if the related new restaurant units are not opened within 18 months of payment. In addition, Harman purchased a newly constructed store unit from KFC for $1,200,000 during 2004. Affiliates of Harman, as Taco Bell franchisees and licensees, also paid royalties of approximately $1,398,242 and contingent store opening fees of approximately $40,000 to Taco Bell Corporation, a subsidiary of Yum. The store opening fees are held in escrow and may be returned to the Harman affiliates if the related new restaurant units are not opened. Jackie Trujillo, Chairman Emeritus of the Board of Harman, is a director of Yum. Ms. Trujillo retired from Harman as its Chairman on June 30, 2004.

How does the Board select nominees for the Board?

The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee’s charter provides that it may retain a third-party executive search firm to identify candidates from time to time. Currently, the Committee has not retained a search firm.

The Committee’s assessment of a proposed candidate will include a review of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors. The Committee believes that its nominees should reflect a diversity of experience, gender, race, ethnicity and age. The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, it is expected that each committee member will interview the prospective nominee in person or by telephone before the prospective nominee is presented to the full Board for consideration. After completing this evaluation and interview process, the Committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board determines the nominee(s) after considering the recommendation and report of the Committee.

For a shareholder to submit a candidate for consideration by the Nominating and Governance Committee, a shareholder must notify Yum’s Corporate Secretary. To make a director nomination at the 2006 Annual Meeting, a shareholder must notify Yum’s Secretary no later than February 19, 2006. Notices should be sent to: Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. In either case, the notice must meet all of the requirements contained in our Bylaws.

How do shareholders communicate with the Board?

Shareholders and other parties interested in communicating directly with individual directors, the non-management directors as a group or the entire Board may do so by writing to the Nominating and Governance Committee, c/o Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The Nominating and Governance Committee of the Board has approved a process for handling letters received by the Company and addressed to individual directors, non-management members of the Board or the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated individual member of the Nominating and Governance Committee copies of all such correspondence (except we do not forward commercial correspondence and correspondence duplicative in nature; however, we will retain duplicate correspondence and all duplicate correspondence will be available for directors review upon their request) and a summary of all such correspondence. The designated director of the Nominating and Governance Committee will forward correspondence directed to individual directors as he or she deems appropriate. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from shareholders relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Audit Committee Chairperson and to the internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters (described below). Correspondence from shareholders relating to Compensation Committee matters are referred to the Chairperson of the Compensation Committee.

What are the Company’s Policies on Reporting of Concerns Regarding Accounting?

The Audit Committee has established policies on reporting concerns regarding accounting and other matters in addition to our policy on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of our people, with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern to our General Counsel, Christian Campbell. If any person believes that he or she should communicate with our Audit Committee Chair, J. David Grissom, he or she may do so by writing him at c/o YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, KY 40213. In addition, a person who has such a concern about the conduct of the Company or any of our employees may discuss that concern on a confidential and anonymous basis by contacting The Network at 1 (800) 241-5689. The Network is our designated external contact for these issues and is authorized to contact the appropriate members of management and/or the Board of Directors with respect to all concerns it receives. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our web site at www.yum.com/investors/governance.

What are the Company’s Governance Policies and Ethical Guidelines?

•       Board Committee Charters. The Audit, Compensation and Nominating and Governance Committees of the Yum Board of Directors operate pursuant to written charters. These charters were approved by the Board of Directors and reflect certain best practices in corporate governance, as well as comply with the Sarbanes-Oxley Act of 2002 and the rules issued thereunder, including the requirements of the NYSE. Each charter is available on the Company’s web site at www.yum.com/investors/governance and is available in print to any shareholder who requests it.

•       Corporate Governance Principles. The Board of Directors has documented its corporate governance guidelines in the YUM! Brands, Inc. Corporate Governance Principles, which were adopted in November of 2001. These guidelines are available on the Company’s web site at www.yum.com/investors/governance.

•       Code of Ethics. Yum’s Worldwide Code of Conduct was adopted in 1997 when the Company was formed to emphasize the Company’s commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Conduct applies to the Board of Directors and the principal executive officer, the principal financial officer and the principal accounting officer, as well as all employees of the Company. Every year our directors and the senior most employees in the Company are required to complete a conflicts of interest questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct is available on the Company’s web site at www.yum.com/investors/governance. The Company intends to post amendments to or waivers from its Code (to the extent applicable to the Board of Directors or executive officers) on this web site.

In addition, Yum has established a Supplier Code of Conduct which requires our U.S. suppliers to abide by all applicable laws, codes and regulations and states Yum’s expectation that suppliers will conform their practices to published standards for their industry. Our Supplier Code of Conduct is described on the Company’s web site at www.yum.com/investors/governance/conduct.htm.

What other Significant Board Practices does the Company have?

•       Private Executive Sessions. Our non-management directors meet at regularly scheduled executive sessions on a bi-monthly basis. These executive sessions are attended only by the non-management directors and in 2004 were presided over by David Grissom. The presiding director for these meetings will be the Chairperson of each of the Audit, Compensation and Nominating and Governance Committees, who will rotate as presiding director at each executive session on a calendar year basis beginning with the Audit Committee Chairperson in 2004 and followed by the Compensation Committee Chairperson in 2005 and then the Nominating and Governance Committee Chairperson in 2006.

•       Advance Materials. Information and data important to the directors’ understanding of the business or matters to be considered at a Board or Board Committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

•       Board and Committees’ Evaluations. The Board has an annual self-evaluation process that is led by the Nominating and Governance Committee. This assessment focuses on the Board’s contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. In addition, the Audit, Compensation and Nominating and Governance Committees also each conduct similar annual self-evaluations.

What access do the Board and Board committees have to Management and to Outside Advisors?

•       Access to Management and Employees. Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

•       Access to Outside Advisors. The Board and its committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Compensation Committee has the sole authority to retain compensation consultants for advice on executive compensation matters.

Does the Company require stock ownership by directors?

Yum directors receive a significant portion of their annual compensation in stock. The Company believes that the increased emphasis on the equity component of director compensation serves to further align the directors with the interests of our shareholders. Non-management directors are expected to hold a meaningful number of shares of Company common stock and are expected to retain shares acquired as compensation as a director until at least 12 months following their departure from the Board.

Does the Company have stock ownership guidelines for Executives and Senior Management?

The Compensation Committee has adopted formal stock ownership guidelines that set minimum expectations for executive and senior management ownership. These guidelines are discussed at page 46. The Company has maintained an ownership culture among its executive and senior managers since its formation. All executive officers, and substantially all members of senior management, hold stock well in excess of the guidelines.

ITEM 1: PROPOSAL TO AMEND RESTATED ARTICLES OF INCORPORATION
(Item 1 on the Proxy Card)

Introduction.   The Board of Directors indicated in the Company’s 2004 proxy statement that it intended to submit for approval by the Company’s shareholders at the 2005 annual meeting an amendment to the Company’s Restated Articles of Incorporation (the “Articles of Incorporation”) that would declassify the Board of Directors by providing for each of the Company’s directors to be elected annually. The Board of Directors unanimously has deemed desirable and in the best interests of the Company and its shareholders, and recommends that the shareholders approve, an amendment to Article Fifth of the Company’s Articles of Incorporation, in order to (i) declassify the Board of Directors and provide for the annual election of all directors and (ii) allow for the removal of directors by shareholders with or without cause. If approved by the shareholders, the proposal to amend the Articles of Incorporation will be effective at the Annual Meeting or as soon as practicable following the Annual Meeting, subject to the filing of articles of amendment to the Articles of Incorporation with the North Carolina Secretary of State, which the Company anticipates would be done as soon as practicable following an affirmative vote on this Item 1 at the Annual Meeting.

Article Fifth of the Articles of Incorporation currently requires the Board of Directors to be divided into three classes as nearly equal in number as possible. Each class of directors serves staggered, three-year terms, with the term of office of one class expiring each year. Under the current terms of Article Fifth, directors can be removed by shareholders only for cause.

If this Item 1 is approved, paragraphs (b) and (c) of Article Fifth will be amended and replaced in their entirety with the following:

“(b)      The number of Directors constituting the Board of Directors shall not be less than three nor more than fifteen, as may be fixed from time to time by resolution duly adopted by the Board of Directors. Each director shall be elected to serve a term of one year, with each director’s term to expire at the annual meeting next following the director’s election as a Director. Notwithstanding the expiration of the term of a Director, the Director shall continue to hold office until a successor shall be elected and qualified.

(c)        A vacancy occurring on the Board of Directors, including, without limitation, a vacancy resulting from an increase in the number of Directors or from the failure by Shareholders of the Corporation to elect the full authorized number of Directors, may only be filled by a majority of the remaining Directors or by the sole remaining Director in office. In the event of the death, resignation, retirement, removal or disqualification of a Director during his elected term of office, his successor shall serve until the next Shareholders’ meeting at which Directors are elected.”

Purpose.   This proposal to amend the Company’s Articles of Incorporation to declassify the Board of Directors and provide for the removal of directors by shareholders with or without cause is intended to increase director accountability to shareholders and continue to enhance the Company’s corporate governance policies and procedures.

Background.   Classified boards have been widely adopted by companies and have a long history in corporate law. Proponents of classified boards assert that they promote the independence of directors in that directors elected for multi-year terms are less subject to outside influence. Proponents of classified boards also believe that they provide continuity and stability in the management of the business and affairs of a company since a majority of directors will have prior experience as directors of the company. Proponents further assert that classified boards may enhance shareholder value by motivating an entity seeking control of a target company with a classified board to initiate arms-length discussions with the board of the target company because the entity would be unable to replace the entire board in a single election.

Some investors have, however, come to view classified boards as having the effect of insulating directors from being accountable to a corporation’s shareholders. A classified board of directors, for example, limits the ability of shareholders to elect all directors on an annual basis and exercise influence over a company, and may discourage proxy contests in which shareholders have an opportunity to vote for a competing slate of nominees. The election of directors is the primary means for shareholders to influence the business and affairs of the Company and to hold directors accountable for implementation of policies.

Board Considerations.   After due consideration of the various arguments for and against a classified board, the Board of Directors determined to propose declassifying the Board. This determination by the Board is in furtherance of its goal of ensuring that the Company’s corporate governance policies establish director accountability to the Company’s shareholders and will allow shareholders the opportunity each year to register their views on the performance of the Board of Directors.

The Board of Directors has unanimously approved the proposed amendment declassifying the organization of the Board of Directors and, if approved by the requisite vote of the shareholders as set forth below, the Articles of Incorporation shall be amended to declassify the Board of Directors.

Removal Without Cause.   Companies with classified boards of directors generally have charter provisions prohibiting the removal of directors except with cause. The proposed amendment to the Articles of Incorporation will also permit directors to be removed by shareholders with or without cause. Like the declassification of the Board of Directors, this change is intended to enhance director accountability and the Company’s corporate governance practices. Under Section 55-8-08 of the North Carolina Business Corporation Act (the “NCBCA”), shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. Article Fifth currently provides that directors may be removed only for cause. The proposed amendment would eliminate the provision that directors can be removed only for cause. Thus, if Item 1 is approved, under the NCBCA, directors of the Company could be removed by the shareholders with or without cause.

Effect of Voting Outcomes.   If this Item 1 is approved and the amendment to Article Fifth of the Articles of Incorporation becomes effective at the 2005 annual meeting, the annual election of all directors would begin with the 2005 annual meeting of shareholders. Consequently, all directors would stand for reelection in 2005 pursuant to Item 2 and would be elected to one-year terms. Directors who would normally be subject to re-election in 2006 and 2007 have agreed to resign and to stand for reelection in 2005 if this Item 1 is approved and the amendment to Article Fifth of the Articles of Incorporation becomes effective at the 2005 annual meeting.

If this Item 1 is not approved, pursuant to the Company’s current Articles of Incorporation (i) the Board of Directors will remain classified and approximately one-third of the Board will stand for election in any given year and (ii) the removal of directors will only be permitted with cause. In such a case, the Class II directors standing for election in 2005 pursuant to Item 3 would be elected to three-year terms and the Class I director standing for election in 2005 pursuant to Item 3 would be elected to a two-year term because Class I terms are scheduled to expire at the 2007 annual meeting.

If Item 1 is approved, but the amendment to Article Fifth does not become effective at the 2005 annual meeting due to an unexpected delay in filing the articles of amendment to the Articles of Incorporation with the North Carolina Secretary of State, the Class II directors standing for election in 2005 pursuant to Item 3 would be elected to three-year terms and the Class I director standing for election in 2005 pursuant to Item 3 would be elected to a two-year term because Class I terms are scheduled to expire at the 2007 annual meeting. The current staggered terms for Class I and Class III directors would continue. However, if this Item 1 is approved and the amendment to Article Fifth of the Articles of Incorporation becomes effective prior to the beginning of the 2006 annual meeting, all of the directors have agreed to resign in 2006 and, if recommended by the Nominating and Governance Committee and nominated by the Board, to stand for reelection in 2006 for one-year terms.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION.

ITEM 2: ELECTION OF DIRECTORS
(Item 2 on the Proxy Card)

How will the vote with respect to Item 1 affect Items 2 and 3?

The Board of Directors presently consists of twelve (12) members and, prior to the adoption of the proposed amendment to the Company’s Articles of Incorporation, is divided into three (3) classes. Classes I, II and III each consist of four (4) directors. The term of each class is three years, with terms staggered so that the term of one class expires at each annual meeting of shareholders. Directors hold office until the annual meeting of shareholders for the year in which his or her term expires and until his or her successor shall be elected and qualified, subject to his or her prior death, resignation, retirement, removal or disqualification.

If the shareholders approve the proposed amendment to the Company’s Articles of Incorporation to declassify the Board of Directors and such amendment becomes effective at the 2005 annual meeting, all twelve (12) members of the Board will be up for election at the 2005 annual meeting. However, if the shareholders do not approve the proposed amendment or the amendment does not become effective at the 2005 annual meeting, then the term of office of the current Class II directors will expire at the 2005 annual meeting and the term of office for the current Class III and Class I directors will expire at the 2006 and 2007 annual meetings, respectively, except for one Class I director whose current term of office will expire at the 2005 annual meeting and who will then stand for election to a term expiring at the 2007 annual meeting along with the other Class I directors.

Who are this year’s nominees?

If the shareholders approve the proposed amendment pursuant to Item 1 above and the amendment becomes effective at the 2005 annual meeting, the twelve (12) directors nominated by the Nominating and Governance Committee of the Board of Directors for election this year to hold office until the 2006 annual meeting and until their respective successors are elected and qualified are:

David W. Dorman Age 51 Director since 2005 Chairman of the Board and Chief Executive Officer of AT&T

David W. Dorman has been  the Chairman of the Board and Chief Executive Officer of AT&T Corp., a company that provides internet and transaction-based voice and data services, since November 2002. Prior to this, he was President of AT&T from 2000 to 2002 and the Chief Executive Officer of Concert, a former global venture created by AT&T and British Telecommunications plc, from 1999 to 2000. Mr. Dorman was Chairman, President and Chief Executive Officer of PointCast Incorporated from 1997 to 1999. Mr. Dorman also serves on the board of Scientific-Atlanta, Inc.

Massimo Ferragamo Age 47 Director since 1997 President and Vice Chairman of Ferragamo USA, Inc.

Massimo Ferragamo is Chairman of Ferragamo USA, Inc., a subsidiary of Salvatore Ferragamo Italia, which controls sales and distribution of Ferragamo products in North America. Mr. Ferragamo has held this position since 1985. Mr. Ferragamo is also a director of Mayors Jewelers, Inc.

J. David Grissom Age 66 Director since January 2003 Chairman, Mayfair Capital

J. David Grissom is Chairman of Mayfair Capital, Inc., a private investment firm formed by Mr. Grissom in 1989. In addition, Mr. Grissom has been Chairman of The Glenview Trust Company, a private trust and investment management company, since 2001. He is also a director of Churchill Downs Incorporated and Providian Financial Corporation, and Chairman of the Board of Trustees of Centre College.

Bonnie Hill Age 63 Director since March 2003 Chairman, B. Hill Enterprises LLC

Bonnie G. Hill is President of B. Hill Enterprises LLC, a consulting company. She has held this position since July 2001. She is also co-founder of Icon Blue, Inc., a brand operating company, and has been its chief operating officer since July 2001. She served as President and Chief Executive Officer of Times Mirror Foundation, a charitable foundation affiliated with the Tribune Company from 1997 to 2001 and Senior Vice President, Communications and Public Affairs, of the Los Angeles Times from 1998 to 2001. From 1992 to 1996, she served as Dean of the McIntire School of Commerce at the University of Virginia. Ms. Hill currently serves as a director of AK Steel Holding Corporation, Albertson’s Inc., Hershey Foods Corporation, The Home Depot, Inc., and California Water Service Group. She also serves on the boards of many charitable organizations.

Robert Holland, Jr. Age 64 Director since 1997 Industry Partner, Cordova, Smart & Williams, LLC

Robert Holland, Jr. has been a general partner of Williams Capital Partners, LLC, a private equity investment firm, since 2004. He has also maintained a consulting practice for strategic development assistance to senior management of Fortune 500 companies since 2001. He was Chief Executive Officer of WorkPlace Integrators, Michigan’s largest Steelcase office furniture dealer, from 1997 until 2001. From 1995 to 1996, he was President and Chief Executive Officer of Ben & Jerry’s Homemade, Inc. Mr. Holland is also a director of Mazaruni Granite Products, Carver Federal Bank, Lexmark International, Inc. and Neptune Orient Lines Limited.

Kenneth G. Langone Age 69 Director since 1997 Founder, Chairman of the Board, Chief Executive Officer and President, Invemed Associates, LLC

Kenneth G. Langone is the founder, and since 1974, has been Chairman of the Board, Chief Executive Officer and President, of Invemed Associates, LLC, a New York Stock Exchange firm engaged in investment banking and brokerage. He is a founder of Home Depot, Inc. and has been a director since 1978. He is also a director of ChoicePoint, Inc., and Unifi, Inc.

Jonathan S. Linen Age 61 Vice Chairman, American Express Company

Jonathan S. Linen  has been Vice Chairman of American Express Company, a diversified worldwide travel and financial services company, since August 1993. From 1992 to 1993 Mr. Linen served as President and Chief Operating Officer of American Express Travel Related Services Company, Inc. From 1989 to 1992, Mr. Linen served as President and Chief Executive officer of Shearson Lehman Brothers. Mr. Linen is also a director of Bausch & Lomb, World Monuments Fund and the U.S. Travel & Tourism Promotion Advisory Board.

David C. Novak Age 52 Director since 1997 Chairman of the Board, Chief Executive Officer and President, Yum

David C. Novak became Chairman of the Board on January 1, 2001, and Chief Executive Officer of Yum on January 1, 2000. He also serves as President of Yum, a position he has held since October 21, 1997. Mr. Novak previously served as Group President and Chief Executive Officer, KFC and Pizza Hut from August 1996 to July 1997, at which time he became acting Vice Chairman of Yum. He is a director of J.P. Morgan Chase.

Andrall E. Pearson Age 79 Director since 1997 Founding Chairman, Yum

Andrall E. Pearson became Founding Chairman of Yum effective January 1, 2001. From August 15, 1997 to December 31, 2000, he served as Chairman of the Board of Yum, and he previously served as Chief Executive Officer of the Company from October 21, 1997 to January 1, 2000. Mr. Pearson served as an operating partner of Clayton, Dubilier & Rice, a leveraged buy-out firm, from 1993 to 1997. He was President and Chief Operating Officer of PepsiCo, Inc. from 1971 through 1984 and served on PepsiCo’s Board of Directors for 26 years, retiring in April 1996. Mr. Pearson is a director of Citigroup Inc. (until April 19, 2005).

Thomas M. Ryan Age 52 Director since 2002 Chairman, President and Chief Executive Officer, CVS Corporation and CVS Pharmacy, Inc.

Thomas M. Ryan is Chairman, Chief Executive Officer and President of CVS Corporation, an operator of retail pharmacies. He became Chairman of CVS in April 1999 and Chief Executive Officer and President in May 1998. From 1994 to present, Mr. Ryan also served as Chief Executive Officer and President of CVS Pharmacy, Inc. Mr. Ryan is a director of Bank of America, and Reebok International Ltd.

Jackie Trujillo Age 69 Director since 1997 Chairman Emeritus, Harman Management Corporation

Jackie Trujillo has been Chairman Emeritus of the Board of Harman Management Corporation (“Harman”), one of KFC’s largest franchisees, since July 2004. From 1995 to 2004, she was Chairman of the Board of Harman.

Robert J. Ulrich Age 61 Director since 1997 Chairman and Chief Executive Officer, Target Corporation	Robert J. Ulrich is Chairman and Chief Executive Officer of Target Corporation, a retail merchandising business. He became Chairman and Chief Executive Officer of Target in 1987.

If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2006 annual meeting of shareholders and until their respective successors have been elected and qualified. Based on the recommendation of the Nominating and Governance Committee, all of the aforementioned nominees are standing for reelection except for Messrs. Dorman and Linen who are standing for election by shareholders for the first time. The Board of Directors recommends that you vote FOR the election of these nominees.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies will be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

A plurality of the votes cast at the annual meeting is required for the election of directors. This means that the 12 nominees receiving the highest number of votes cast at the meeting will be elected.

ITEM 3: ELECTION OF FOUR CLASS II DIRECTORS AND ONE CLASS I DIRECTOR
(Item 3 on the Proxy Card)

Who are this year’s nominees?

If the shareholders do not approve the proposed amendment to the Company’s Articles of Incorporation pursuant to Item 1 above or the amendment does not become effective at the 2005 annual meeting, the four (4) Class II director nominees for a term expiring at the 2008 annual meeting are:

•       David W. Dorman;

•       Massimo Ferragamo;

•       Thomas M. Ryan; and

•       Robert J. Ulrich;

and the one (1) Class I director nominee for a term expiring at the 2007 annual meeting is:

•       Jonathan S. Linen.

Set forth previously is the biographical information with respect to each of the director nominees listed above.

If the shareholders do not approve the proposed amendment to the Company’s Articles of Incorporation pursuant to Item 1 above, we expect that all of the aforementioned Class II nominees, if elected, will serve as Class II directors and hold office until the 2008 annual meeting of shareholders and until their respective successors have been elected and qualified, and that the aforementioned Class I nominee, if elected, will serve as a Class I director and hold office until the 2007 annual meeting of shareholders and until his successor has been elected and qualified. Robert Holland, Jr., David C. Novak and Jackie Trujillo will remain as Class I directors with terms expiring at the 2007 annual meeting and J. David Grissom, Bonnie G. Hill, Kenneth G. Langone and Andrall E. Pearson will remain as Class III directors with terms expiring at the 2006 annual meeting.

If the proposed amendment under Item 1 is approved by the Company’s shareholders, but does not become effective until after the beginning of the 2005 annual meeting and before the 2006 annual meeting, each member of the Board of Directors has agreed to resign from his or her then-current staggered term on the Board of Directors and to stand, at the 2006 annual meeting, for reelection to a one-year term as a member of the declassified Board of Directors.

Messrs. Ferragamo, Ryan and Ulrich are standing for reelection. Messrs. Dorman and Linen are standing for election by shareholders for the first time. The Board of Directors recommends that you vote FOR the election of these nominees.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies will be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

The four (4) Class II nominees who receive the highest number of votes as Class II directors will be elected as Class II directors of the Company, and the one (1) Class I nominee who receives the highest number of votes as a Class I director will be elected as a Class I director of the Company.

ITEM 4: RATIFICATION OF INDEPENDENT AUDITORS
(Item 4 on the Proxy Card)

What am I voting on?

A proposal to ratify the selection of KPMG LLP (“KPMG”) as our independent auditors for fiscal year 2005. The Audit Committee of the Board of Directors has selected KPMG to audit our consolidated financial statements. During fiscal 2004, KPMG served as our independent auditors and also provided other audit-related and non-audit services.

Will a representative of KPMG be present at the meeting?

Representatives of KPMG will be present at the annual meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. If the selection of KPMG is not ratified, the Audit Committee will reconsider the selection of independent auditors.

What fees did we pay to KPMG for audit and other services for fiscal years 2004 and 2003?

The following table presents fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements for 2004 and 2003, and fees billed for audit-related services, tax services and all other services rendered by KPMG for 2004 and 2003.

	2004	2003
Audit fees(1)	$5,500,000	$3,400,000
Audit-related fees(2)	500,000	500,000
Audit and audit-related fees	6,000,000	3,900,000
Tax fees(3)	1,800,000	2,100,000
All other fees	—	—
Total fees	$7,800,000	$6,000,000

(1)          Audit fees for 2004 and 2003 include fees for the audit of the annual consolidated financial statements, reviews of the condensed consolidated financial statements included in the Company’s quarterly reports, and statutory audits. In 2004, audit fees also include fees for professional services rendered for audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)          Audit-related fees for 2004 and 2003 consisted principally of fees for audits of financial statements of certain employee benefit plans and other attestations.

(3)          Tax fees for 2004 and 2003 consisted principally of fees for international tax compliance and expatriate tax services. Additionally in 2003, $0.3 million was billed for a tax project initiated by Yorkshire Global Restaurants, Inc. prior to its acquisition by the Company.

The Audit Committee has adopted a policy under which audit and non-audit services to be rendered by the Company’s independent public accountants are pre-approved. The Committee’s Pre-Approval Policy is attached as Annex A to this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE FOR APPROVAL OF THIS PROPOSAL

ITEM 5: SHAREHOLDER PROPOSAL
Relating to a Sustainability Report
(Item 5 on the Proxy Card)

What am I voting on?

Trillium Asset Management Corporation, Center for Reflection, Education and Action, Inc., United Church for Pension Management, United Church Foundation, Board of Pensions of the Evangelical Lutheran Church of America and Christian Brothers Investment Services, Inc. have advised us that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the address and the share ownership of the proponents upon request.

Whereas the global economy presents corporations with the challenge of creating sustainable business relationships by participating in the sustainable development of communities in which they operate. The World Commission on Environment and Development defined sustainable development as “development which meets the needs of the present without compromising the ability of future generations to meet their own needs.” (Our Common Future, 1987)

We believe the ability of corporations to continue to provide goods/services in our interdependent world depends on their acceptability to the societies where they do business. Good corporate citizenship goes beyond the traditional functions of creating jobs and paying taxes, to include corporate practices designed to protect human rights, worker rights, land and the environment.

According to Dow Jones Sustainability Group, sustainability includes: “Encouraging long lasting social well being in communities where they operate, interacting with different stakeholders (e.g. clients, suppliers, employees, government, local communities and nongovernmental organizations) and responding to their specific and evolving needs thereby securing a long term “license to operate,’ superior customer and employee loyalty and ultimately superior financial returns.” (www.sustainability-index.com March 2000)

Footwear and apparel companies accept their responsibility for working conditions and wages throughout their supply chain. The food service industry must accept its responsibility for sustainability throughout its supply chain, including the agricultural workers who pick the many products that are part of the food sold. Just as these workers through their labor, contribute to the sustainability of the company, so must YUM Brands accept its responsibility for the working conditions, wages and benefits of these workers. These workers then contribute to the sustainability of their home communities from which they come and where their families live.

Concerned investors evaluate companies on their financial, environmental and social performance—the triple bottom line. Some companies have published sustainability reports and are taking a long-term approach to creating shareholder value through embracing opportunities and managing risks derived from economic, environmental and social developments. We believe sustainability reporting should be included in our company’s annual report.

We believe corporate sustainability includes a commitment to pay a sustainable living wage to employees as a means to empowering sustainable economies. Workers need to have the purchasing power to meet their basic needs. We believe paying sustainable wages contributes to community development and employee loyalty to the company.

The sustainability of corporations; we believe, is connected to the economic sustainability of their workers and the communities where corporations operate and sell products. Effective corporate policies can benefit both communities and corporations.

Resolved: Shareholders request the Board of Directors to prepare at reasonable expense a sustainability report. A summary of the report should be provided to shareholders by October 2005.

Supporting Statement

We believe the report should include:

1.                 Yum Brand’s operating definition of sustainability.

2.                 A review of current Yum Brand policies and practices related to social, environmental and economic sustainability throughout the supply chain.

3.                 A summary of long-term plans to integrate sustainability objectives throughout company operations.

MANAGEMENT STATEMENT IN OPPOSITION
TO SHAREHOLDER PROPOSAL

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

What is the Company’s position regarding the sustainability proposal?

As we discussed in last year’s proxy, Yum is fully committed to ensuring that all of our facilities, whether in the U.S. or any other country, are operated legally, ethically, responsibly and in a manner that benefits the communities in which they are located. Our Worldwide Code of Conduct, summarized on our web site, under the “Community-Environment” section, guides our activities around the world. It commits us to act as an environmentally responsible corporate citizen, to provide a safe and healthy work environment, and to seek methods that are both socially responsible and economically sound. Factual information regarding our environmental record is disclosed on our web site under the “Community-Environment” section at www.yum.com. Our Worldwide Code of Conduct is disclosed on our web site at www.yum.com/investors/governance.

Our compensation policy and practice is to pay wages and benefits that are competitive in the respective communities in which we operate, to attract and retain quality employees. In each of the various countries in which we operate, our employees are paid wages that are at or above any applicable minimum wage standards.

All of our suppliers are required to comply with the laws and regulations of the countries and localities in which they operate. To encourage compliance with all legal requirements and ethical business practices, Yum has established a supplier code of conduct summarized on our web site at www.yum.com/community. Under the “Community-Supplier Code of Conduct” section, our U.S. suppliers are required to abide by all applicable laws, codes or regulations including, but not limited to, any local, state or federal laws regarding wages and benefits, workmen’s compensation, working hours, equal opportunity, worker and product safety. Yum also expects that suppliers will conform their practices to the published standards for their industry. Suppliers are expected to conduct audits and inspections to insure compliance with Yum’s Supplier Code of Conduct and applicable laws and regulations. Failure to observe the code of conduct may subject the supplier to disciplinary action, which could include termination of the supplier relationship.

Yum continues to build upon our track record of leadership in this area. This year we played a lead role in the adoption of a state of the art supplier code of conduct by the National Council of Chain Restaurants (“NCCR”). This code serves as a model for all members of the NCCR.

We are committed to enhancing the quality of life in the communities in which we operate. We provide financial support to many local, national and international non-profit organizations, and have implemented programs such as our YUMeals/Dare to Care Food Bank, Pizza Hut’s BOOK IT!, Taco Bell’s TEENSupreme, and KFC’s Colonel’s Kids, to help build stronger families in the communities in which we operate. In addition, we train our 840,000 system employees four times a year on life skills. These life skills include (1) listening and responding to our customers, (2) empathy—asking the employee to put himself or herself in the customers’ shoes, (3) exceeding customer expectations within reason, and (4) recovering from errors when necessary with urgency.

Inclusion and diversity are business imperatives for us and a founding principle. Our commitment in this area is reflected in the diverse style and background of our workforce, and a Company culture that encourages ideas from everyone. Our Community Diversity Department assists in leveraging and promoting community involvement, along with franchise, supplier, and employment diversity, as essential ingredients in our continued growth. Our Supplier Diversity Initiative seeks to develop and facilitate strategic relationships with minority and women-owned business enterprises, advancing the economic strength of the communities where we do business.

Why does the Company oppose this proposal?

We work hard to be a good corporate citizen and promote social, environmental and economic initiatives. We have been, and will continue to be, committed to upholding and abiding by all laws and regulations that govern our operations, wherever we operate. We are equally committed to ensuring that our suppliers abide by all laws and regulations that govern their business, wherever they operate. If it is brought to our attention that any supplier of Yum is in repeated violation of any employment law or regulation governing their business, and corrective action is not taken, the supplier would be subject to disciplinary action, which could include termination of the supplier relationship. Moreover, we will continue our commitment to treating all of our employees with dignity, fairness and respect, protecting the health and safety of our employees, protecting the environment, and enhancing the quality of life in the communities in which we operate.

We believe that the proposed sustainability report and review is unnecessary and would not result in any additional benefit to our shareholders or employees. The proposed report would be costly and time-intensive, and is duplicative of many of our existing policies, initiatives and efforts. The same proposal requesting that the Board prepare a sustainability report was submitted at our last Annual Meeting. We opposed the proposal last year, and shareholders rejected it.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

ITEM 6: SHAREHOLDER PROPOSAL
RELATING TO A DIVERSITY REPORT
(Item 6 on the Proxy Card)

What am I voting on?

The Citizens Funds and Needmor Fund have advised us that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the addresses and the share ownership of the proponent upon request.

We believe equal employment opportunity and civil rights compliance are important issues for shareholders, employees and management. According to the bipartisan 1995 Glass Ceiling Commission report, a positive diversity record also has a positive impact on the bottom line. It recognized that “public disclosure of diversity data” motivates companies “to develop and maintain innovative, effective programs to break the glass ceiling barriers.”

Yet, while women and minorities comprise 60.6% of the US workforce (2000 Census), the leading women’s organization Catalyst, in a 2002 report, notes only 7.9% of posts Executive VP and above are held by women.

Discrimination against employees and customers can create significant burdens for shareholders due to the high cost of litigation, potential loss of government contracts and potential damage to a company’s reputation. In the pharmaceutical, petroleum and consumer products industries, discrimination lawsuits have resulted in financial costs to shareholders totaling billions of dollars. In the restaurant industry, customer discrimination cases alleging civil rights violations have also resulted in tens of millions of dollars for plaintiffs.

Specifically related to YUM! Brands, disabled customers in California are suing Taco Bell, a YUM! subsidiary, alleging that corporate restaurants are not accessible to customers using wheelchairs or scooters in violation of federal and state civil rights laws. The United States District Court has already certified the case as a statewide class action. Ongoing surveys of corporate restaurants taken jointly by plaintiffs and Taco Bell reveal numerous violations of the accessibility standards. Attorneys representing the disabled customers have, among them, recovered hundreds of millions of dollars in civil rights suits against companies such as Denny’s, Shoney’s, State Farm and others, and have successfully sued Taco Bell elsewhere. As shareholders we are very concerned with the potential financial and public relations exposure that could result from this case.

Over 150 major U.S. corporations disclose EEO-1 data to shareholders including General Motors, Intel, IBM and Pfizer and companies that experienced large racial and gender discrimination lawsuits (e.g. Chevron-Texaco, Coca-Cola). We believe YUM! should do a diversity report including information about the California class action and the company’s policies and practices regarding persons with disabilities since these matters could adversely affect shareholders.

RESOLVED: The shareholders request our company prepare a report, at reasonable cost and omitting confidential information, within four months of the annual meeting, on the following:

1.                A summary description of the status of the California disabilities class action.

2.                A summary description of any policies and programs regarding access for the disabled at corporate restaurants;

3.                A chart identifying employees according to their gender and race in each of the nine major EEOC-defined job categories for the last three years, listing percentages in each category;

4.                A summary description of YUM! Brands policies and programs to improve company performance regarding diversity, including those job categories where women and minorities are under utilized;

5.                A description of policies and programs aimed at increasing the number of managers who are qualified females or minorities.

MANAGEMENT STATEMENT IN OPPOSITION
TO SHAREHOLDER PROPOSAL

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

What is the Company’s position regarding the diversity proposal?

It is Yum’s policy to comply with all laws, including fair employment, civil rights and access for the disabled laws. It is our policy to deal fairly with employees and recruit, hire, train, promote, and provide other conditions of employment without regard to race, color, age, gender, religion, disability, national origin, sexual orientation, citizenship or veteran status. We recognize that one of our greatest strengths lies in the talent and ability of our employees. Employees are expected to hold themselves accountable to the highest professional standards, with mutual respect being the basis of all professional relationships. Human resource goals have been established to guide the Company activities in employee relations, including requiring a goal of presenting a diverse slate of candidates for every open position.

More importantly, however, the Company is committed to building a culture where diversity is a key competitive advantage both in how we work together and in how we do business. “Belief in People” is one of our founding principles and an essential part of our commitment to create an inclusive environment that reflects the communities in which we operate.  This commitment starts with our Chairman and CEO who has made it one of his personal blue chips to identify and accelerate development of next generation talent at every managerial level, and to build even stronger diversity within the Company.  Progress against this goal is taken into consideration with respect to our Chairman and CEO’s compensation.  In addition, at its inception, the Company created a Diversity Department to better foster diversity throughout the Company and ensure that diversity is a significant part of Yum’s training programs, supplier relations, philanthropic initiatives, and community efforts. This department, headed by one of the officers of the Company, serves as the focal point for establishing a clear framework for continuing improvement in this area. Some of the initiatives of the Diversity Department include sponsorship of a wide variety of initiatives for the advancement of women and minorities including mentoring, internships, scholarships, regional networking forums, and professional development opportunities. We measure our progress annually through our Annual Founders Survey (in which we ask all employees to rate the Company on a number of topics, including diversity and other workforce related issues), and Quarterly Business and People Planning Review Sessions conducted by our Chairman and CEO.

Additionally, we extend our policies of valuing diversity beyond our workplace to our relationships with suppliers, franchisees, and the communities we serve.  We are founding members of the Women’s Foodservice Forum (WFF), MultiCultural Foodservice and Hospitality Alliance (MFHA), Women’s Business Enterprise National Council (WBENC), National Minority Franchising Initiative (NMFI) and Women’s Franchise and Distribution Forum (WFDF). Through our active leadership roles in these and other organizations, including the National Urban League, Organization of Chinese Americans, US Pan Asian American Chamber of Commerce, Congressional Hispanic Caucus, national Black and Hispanic MBA organizations, we continue to benchmark best practices that will help us advance our diversity and inclusion initiatives.

We are extremely proud that our progress in driving diversity across every aspect of our business has been recognized by Fortune magazine. In 2003, Yum was named by Fortune as #35 among the “Top 50 Best Companies for Minorities.”  In 2004, Yum moved up an impressive 20 spots on the list to #15, and took the top spot for managerial diversity. Moreover, the Company ranked #1 as the largest employer of African-Americans and within the Top 10 for Native Americans.

Beyond a policy of mere compliance with the law, we are committed to creating and maintaining restaurants that are welcoming and enjoyable to all our customers, including those with disabilities. Concerning the portion of the shareholder proposal which relates to pending litigation against Taco Bell in California, Yum has already made clear in a previous public filing that it has significant defenses to this action and that it is pursuing them in the appropriate manner.

Why does the Company oppose this proposal?

This shareholder proposal requests a diversity report and a chart similar to Form EEO-1, which the Company and other private employers prepare and file on a confidential basis with the Equal Employment Opportunity Commission each year. We do not believe that preparing this report or publicizing this data, would meaningfully further the goal of equal employment opportunity. We currently share information with the general public about our diversity philosophy through our website.

Our commitment to equal employment opportunity is exemplified by our existing internal and external communications and programs.  In addition, we are committed to creating and maintaining restaurants that are welcoming and enjoyable to all of our customers, including those with disabilities. The time and expense involved in producing the report requested by the proponents neither furthers our equal employment efforts or commitment to our customers, nor is it a prudent use of our resources. Therefore, the preparation of a report as requested by the proponents is not in the best interests of the shareholders.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

ITEM 7: SHAREHOLDER PROPOSAL
Relating to the MacBride Principles
(Item 7 on the Proxy Card)

What am I voting on?

The Comptroller of the City of New York, Comptroller of the State of New York and the Minnesota State Board of Investment advised the Company that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the address and the share ownership of the proponents upon request.

WHEREAS, Yum Brands, Inc. has thirty-eight Kentucky Fried Chicken franchise restaurants in Northern Ireland;

WHEREAS, the securing of a lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality;

WHEREAS, employment discrimination in Northern Ireland was cited by the International Commission of Jurists as being one of the major causes of sectarian strife;

WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

1.     Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

2.     Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

3.     The banning of provocative religious or political emblems from the workplace.

4.     All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

5.     Layoff, recall, and termination procedures should not in practice, favor particular religious groupings.

6.     The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

7.     The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

8.     The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

9.     The appointment of a senior management staff member to oversee the company/s affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

RESOLVED: Shareholders request the Board of Directors to:

To urge Yum Brands’ franchise holders in Northern Ireland to take all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

SUPPORTING STATEMENT

We believe that our company benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the MacBride Principles by Yum Brands’ KFC franchise holders will demonstrate its concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns.

MANAGEMENT STATEMENT IN OPPOSITION
TO SHAREHOLDER PROPOSAL

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

What is the Company’s position regarding the MacBride Principles?

The Company supports efforts to eliminate employee discrimination and differences in compensation rates in the workplace between the Catholic and Protestant communities in Northern Ireland. Northern Ireland has adopted a series of legislative measures to address these issues, culminating in the Fair Employment & Treatment (NI) Order 1998. These legislative measures are wide-ranging and specifically designed to deter discrimination and provide remedies for those affected by discrimination.

This legislation applies to all employers in Northern Ireland, including our franchise business. The MacBride Principles, which date from the mid-1980’s, precede this legislation and are no longer appropriate as a result of the legislation.

The enforcement of the Fair Employment & Treatment (NI) Order 1998 is handled by the Equality Commission, a non-departmental government agency with extensive powers and resources. All remedies and complaints under that Order are handled by the Fair Employment Tribunal, an independent judicial tribunal with extensive powers to provide remedies to those affected by discrimination.

Why does the Company oppose this proposal?

All 38 KFC stores in Northern Ireland are owned and operated by a single franchisee; there are no Company-owned restaurants operating in Northern Ireland and the Company does not have a subsidiary in Northern Ireland. Under its franchise agreement with KFC, the franchisee is required to comply with all applicable laws, regulations, rules, by-laws, orders and ordinances in the operation of its business, which would include the Fair Employment & Treatment (NI) Order 1998. As a result, the franchisee is required to implement fair and equal employment practices in accordance with this Order.

For the above reasons, the Company continues to believe that it is not necessary or appropriate for the Company to seek to have its franchisee adopt the additional and overlapping obligations of the MacBride Principles. Furthermore, under the terms of the franchise agreement, the Company cannot require the franchisee to adopt these principles since they have no legal effect in Northern Ireland.

This proposal was submitted at our last Annual Meeting. We opposed the proposal last year, and shareholders overwhelmingly rejected the proposal.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

ITEM 8: SHAREHOLDER PROPOSAL
Relating to a Genetically Engineered Food Report
(Item 8 on the Proxy Card)

What am I voting on?

The Sisters of Charity of the Incarnate Word have advised us that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the addresses and the share ownership of the proponent upon request.

RESOLVED:   Shareholders request that an independent committee of the Board review Company policies and procedures for monitoring genetically engineered (GE) ingredients and report (at reasonable cost and omitting proprietary information) to shareholders within six months of the annual meeting on the results of the review, including:

(i)            the scope of Company products that are genetically engineered;

(ii)        the environmental impacts of continued use of GE products sold or manufactured by the company;

(iii)    contingency plans for removing GE seed and other GE products from the ecosystem should circumstances so require;

(iv)      evidence of independent long-term safety testing demonstrating that GE crops, organisms, or products thereof are actually safe for humans, animals, and the environment.

SUPPORTING STATEMENT

Indicators that genetically engineered organisms MAY be harmful to humans, animals, or the environment include:

•       The report Safety of Genetically Engineered Foods:  Approaches to Assessing Unintended Health Effects (National Academy of Sciences [NAS] 7/2004) states:  … “there remain sizable gaps in our ability to identify compositional changes that result from genetic modification of organisms intended for food; to determine the biological relevance of such changes to human health; to devise appropriate scientific methods to predict and assess unintended adverse effects on human health.”  (p. 15)

•       The study Gone to Seed (Union of Concerned Scientists, 3/2004), found that genetically engineered DNA is contaminating U.S. traditional seeds (corn, soybean, canola), and that if left unchecked could disrupt agricultural trade, unfairly burden the organic foods industry, and allow hazardous materials into the food supply.

The FDA does not require products of GE food products to seek prior FDA approval of finished GE food products; producers of GE-products are merely encouraged to have voluntary safety consultations with the FDA. The testing protocol on foods derived from biotechnology adopted in 2003 by the Joint UN FAO/WHO Codex Alimentarious Commission is not required by the FDA to assess GE foods on the U.S. market.

No post-marketing surveillance is in effect to verify pre-market screening for unanticipated adverse health consequences from the consumption of GE food. (NAS 7/2004)

European Union rules require traceability of food and feed ingredients to their source materials, and labeling of food containing more than 0.9% GE ingredients.

Insurers in Germany, the UK and elsewhere are refusing liability coverage for genetically engineered crops, an example of heightened concern about the long-term safety of GE crops.

Weed resistance to the herbicide used widely by farmers who plant genetically engineered herbicide resistant crops, is increasing. (Agriculture Research Service 8/24/04).

In December 2002, StarLink corn, not approved for human consumption, was detected in a U.S. corn shipment to Japan. StarLink first contaminated U.S. corn supplies in September 2000, triggering a recall of 300 products.

An August-September 2004 survey of 1,194 grain elevators across the United States conducted by the American Corn Growers Foundation Farmer Choice-Customer First program found that nearly one-quarter (23.7%) reported that they require segregation of biotech corn from conventional corn varieties.

We believe such a report will disclose information material to the company’s future.

MANAGEMENT STATEMENT IN OPPOSITION
TO SHAREHOLDER PROPOSAL

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

What is the Company’s position regarding the request to review the Company’s policies for food products containing GE ingredients?

As we discussed in last year’s Proxy Statement, the Company is absolutely committed to serving safe, high quality products to its customers. At the Company’s restaurants, A&W, KFC, Long John Silver’s, Pizza Hut and Taco Bell, the customer’s safety and confidence has always been and will continue to be the highest priority.

The products served at the Company’s restaurants are highly regulated by a number of governmental agencies in each country in which we operate. For example, the U.S. Food and Drug Administration (the “FDA”) and the U.S. Department of Agriculture (the “USDA”) are charged with monitoring the safety of products served to U.S. consumers and we believe we are in compliance with their rules and regulations. The Company believes it is in compliance with all applicable worldwide regulations. In addition, the Company requires that all of its suppliers comply with such regulations.

Furthermore, the agencies which regulate food sold to U.S. consumers have not found any meaningful safety, health or environmental risks posed by genetically engineered food products grown in the U.S. The Company, nonetheless, has monitored and intends to continue to actively monitor developments in agricultural biotechnology. In addition, the Company has supported, and intends to continue its support of, initiatives of governmental agencies to ensure that food served at the Company’s restaurants is safe for consumers.

Based on the foregoing and in particular based upon the Company’s commitment to adhere to all applicable governmental regulations, the Company believes that the production of the report requested by this shareholder proposal is unnecessary, inappropriate and would be a wasteful use of corporate resources and, therefore, is not in the best interests of the Company and its shareholders.

Why does the Company oppose the proposal?

Requiring the Company to provide the requested report to shareholders would involve unnecessary and wasteful expenditures of time and resources and we believe would not add new information to the ongoing dialogue on this issue. Therefore, we believe that the production of the report is not in the best interests of the Company and its shareholders.

All products sold at our restaurants, including those which may contain ingredients developed through biotechnology, are safe. Furthermore, biotechnology, applied as regulated by governmental agencies such as the FDA and USDA, can bring numerous benefits to society and the environment including the creation of more nutritious foods, the possibility of finding new ways to help feed the world and the reduction of the use of pesticides. We believe that our shareholders will be better served if governmental agencies such as the FDA and USDA monitor farmers and scientists to determine the safety of biotechnology-derived food ingredients for both human consumption and the environment while the Company keeps its focus on offering tasty and desirable restaurant meals for our customers that comply with applicable food safety regulations.

This proposal was submitted at our last Annual Meeting. We opposed the proposal last year, and shareholders overwhelmingly rejected the proposal.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

ITEM 9: SHAREHOLDER PROPOSAL
RELATING TO AN ANIMAL WELFARE STANDARDS REPORT
(Item 9 on the Proxy Card)

What am I voting on?

People for the Ethical Treatment of Animals and Jana Kohl have advised us that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the addresses and the share ownership of the proponents upon request.

In its Animal Welfare Guiding Principles, our company, Yum! Brands (Yum), states: “Yum Brands believes treating animals humanely and with care is a key part of our quality assurance efforts. This means animals should be free from mistreatment at all possible times from how they are raised and cared for to how they are transported and processed. Our goal is to only deal with suppliers who provide an environment that is free from cruelty, abuse and neglect.”

Yum’s Web site states that “processing guidelines and audits are designed to manage and monitor each step of the process to determine whether the birds supplied to KFC are handled humanely and any suffering is minimized.” Yum has hired an expert Animal Welfare Advisory Panel, including Drs. Temple Grandin and Ian Duncan, and Yum’ s claims with regard to animal welfare are the most ambitious in the industry.

However, our company continues to buy from suppliers engaged in cruelty to animals in complete contravention of our company’s stated policies and at a grave risk to Yum’s reputation. For example, current abusive practices include the following:

•       Processing methods that painfully dump and shackle live chickens, slaughtering many while still fully conscious

•       Breeding and drugging animals to grow so quickly that many can barely move by the time they are transported to slaughter and millions die before they can be slaughtered

•       Codifying a system that accepts painful cracks or ulcers on the feet of 30 percent of U.S.-raised chickens (more than 100 million birds each year) and millions more chickens suffering broken wings during the gathering process

Furthermore, outside of the U.S. our company appears to have no animal welfare guidelines at all to cover the hundreds of millions of animals raised and killed for Yum restaurants each year despite the clear implication from the statements quoted above that all Yum animals are treated well. In fact, recent undercover investigations into KFC supplier slaughterhouses in India, the U.K., and Australia documented cruelty that horrified journalists for some of the largest media outlets in the world, as well as the public, and generated a headline read by an estimated 5 million Britons, “Distressed and Dying in a Cramped Shed... Nobody Does Chicken Like KFC” (Sunday Mirror, August 31, 2003).

Resolved: Shareholders request that the Board of Directors issue a report to shareholders by October 2005, prepared at reasonable cost and omitting proprietary information, on the steps that Yum! Brands has taken and plans to take to ensure that our publicly stated goals (e.g., “to only deal with suppliers who provide environment that is free from cruelty, abuse and neglect”) conform with our actual practices. Said report should analyze both practices and public perception of whether the practices are viewed by most of our customers as conforming to our laudable stated goal of humane treatment.

MANAGEMENT STATEMENT IN OPPOSITION
TO SHAREHOLDER PROPOSAL

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

What is the Company’s position regarding the review of the Company’s Animal Welfare Standards?

Yum! Brands is the owner of restaurant companies and, as such, does not own, raise, or transport animals. However, as a major purchaser of food products, we have the opportunity, and responsibility, to influence the way animals supplied to us are treated. We take that responsibility very seriously, and we are monitoring our suppliers on an ongoing basis to determine whether our suppliers are using humane procedures for caring for and handling animals they supply to us. As a consequence, it is our goal to only deal with suppliers who promise to maintain our standards and share our commitment to animal welfare.

We have a track record of leadership in animal welfare. For example, we have developed the Yum! Brands Animal Welfare Guiding Principles and have established the Yum! Brands Animal Welfare Advisory Council to provide leadership in the animal welfare area and in our commitment to animal welfare.

To help ensure that our suppliers meet our animal welfare objectives, we adopted the Yum! Brands Animal Welfare Guiding Principles and the KFC Poultry Welfare Guidelines (collectively the Guiding Principles). The Guiding Principles express our goal to deal with suppliers that are committed to the raising, transportation and slaughter of poultry in a manner that is free of cruelty, abuse and neglect.

The Guiding Principles are applicable to all poultry suppliers across the United States. We are also looking into how these principles can be applied internationally.

As stated in the Guiding Principles, the Company, together with its Animal Welfare Advisory Council, works with its suppliers to develop systems to monitor and assess the effectiveness of suppliers’ poultry handling practices. Our program, which has been in place for several years, is growing in scope, and we have made significant progress in our program to monitor and assess the effectiveness of suppliers’ handling practices. We operate in over 100 countries and territories, and we comply with all national, state and local laws and regulations regarding the handling of poultry in those countries.

Why does the Company oppose the proposal?

Our commitment, leadership and results are well established, and recognized, within the industry. We work hard to be a good corporate citizen and are strong advocates of good animal handling practices. Our policies are designed to help to achieve humane treatment of animals. We have been, and will continue to be, committed to upholding and abiding by the principles we have set. We monitor our suppliers for compliance and have recently expanded our monitoring efforts. More information regarding our animal welfare program can be found on our web site at www.yum.com/community/animal/welfare.htm. We believe that the proposed animal welfare report and review is unnecessary and would not result in any additional benefit to our shareholders or employees. The proposed report would be costly and time-intensive, and is duplicative of many of our existing policies, initiatives and efforts.

This proposal was submitted at our last Annual Meeting. We opposed the proposal last year, and shareholders overwhelmingly rejected the proposal.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

STOCK OWNERSHIP INFORMATION

Who are our largest shareholders?

This table shows ownership information for each Yum shareholder known by our management to be the owner of 5% or more of Yum common stock. This information is presented as of December 31, 2004, and is based on stock ownership reports on Schedule 13G filed by each of these shareholders with the SEC and provided to us.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Southeastern Asset Management, Inc 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	29,493,223	(1)	10.1%
Harris Associates L.P. Two North LaSalle St. Suite 500 Chicago, Illinois 60602	21,677,391	(2)	7.4%

(1)          The filing indicates sole voting power for 14,281,223 shares, shared voting power for 12,298,000 shares, no voting power for 2,914,000 shares, sole dispositive power for 17,161,223 shares, shared dispositive power for 12,298,000 shares and no dispositive power for 34,000 shares.

(2)          The filing indicates sole voting power for zero shares, shared voting power for 21,677,391 shares, sole dispositive power for 8,796,391 shares and shared dispositive power for 12,881,000 shares.

How much Yum common stock is owned by our directors and executive officers?

This table shows the beneficial ownership of Yum common stock as of December 31, 2004 by

•       each of our continuing directors and nominees for election as directors,

•       each of the executive officers named in the summary compensation table on page 39, and

•       all directors and executive officers as a group.

Unless we note otherwise, each of the following persons and their family members has sole voting and investment power with respect to the shares of common stock beneficially owned by him or her. None of the persons in this table hold in excess of one percent of the outstanding Yum common stock, except for Mr. Novak who beneficially owns just over 1.0%. Directors and executive officers as a group beneficially own approximately 3.0%. Our internal stock ownership guidelines call for the Chairman to own 366,000 shares of Yum common stock (or deferral plan units) and for other executive officers to own 48,000 shares within five years following their appointment to their current position.

The number of shares beneficially owned by each director and executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. Unless we indicate otherwise, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

Name	Number of Shares Beneficially Owned(1)		Deferral Plans(2)	Total
David C. Novak	3,155,102	(3)(4)	660,520	3,815,622
David W. Dorman	0	(5)	0	0
Massimo Ferragamo	35,583		21,566	57,149
J. David Grissom	27,348	(6)	1,028	28,376
Bonnie G. Hill	5,060		5,981	11,041
Robert Holland, Jr.	31,020		9,128	40,148
Kenneth G. Langone	318,583		5,910	324,493
Jonathan Linen	0	(5)	0	0
Andrall Pearson	903,009	(7)	0	903,009
Thomas M. Ryan	9,179		856	10,035
Jackie Trujillo	24,274		18,522	27,894
Robert J. Ulrich	18,583		21,820	40,403
Peter A. Bassi	848,541	(3)	38,682	887,223
David Deno	538,541	(3)	34,353	572,894
Peter Hearl	670,013		14,794	684,807
Emil J. Brolick	299,149		0	299,149
All Directors and Executive Officers as a Group (22 persons)	8,843,486	(3)	1,041,028	9,884,514

(1)          The amounts shown for Messrs. Novak, Bassi, Deno, Brolick and Hearl, non-employee directors and the group of all directors and executive officers include beneficial ownership of the following shares which may be acquired within 60 days pursuant to stock options awarded under our employee/director incentive compensation plans:

	David C. Novak	Peter A. Bassi	David Deno	Peter Hearl	Emil Brolick	Non- Employee Directors	All Directors And Executive Officers as a Group
Shares which may be acquired within 60 days pursuant to stock options	3,114,462	809,330	527,027	670,009	299,147	673,502	7,954,228

(2)          These amounts reflect units denominated as common stock equivalents held in deferred compensation accounts for each of the named persons under our Directors Deferred Compensation Plan or our Executive Income Deferral Plan. Amounts payable under these plans to the named executive officers and other executive officers may be paid in shares of Yum common stock at termination of employment or at a time prior to termination of employment if the executive so elected or in the case of a non-employee director, when the non-employee director leaves the Board. Also included with respect to each non-employee director are shares representing initial stock grants and committee chairperson fees.

In addition to the amounts reflected in this column, listed below are units denominated as common stock equivalents held in deferred compensation accounts which become payable at a time (a) other than at termination of employment or (b) more than 60 days from the date hereof. Pursuant to the rules of the SEC, these amounts may not be included in the table.

Peter Hearl	Emil J. Brolick	All Directors and Executive Officers as a Group
50,910	61,649	289,103

(3)          These amounts include the following shares held pursuant to Yum’s 401(k) Plan which will be subject to the voting direction of each named person at the annual meeting:

•       Mr. Novak, 14,193 shares

•       Mr. Bassi, 6 shares

•       Mr. Deno, 11,512 shares

•       all directors and executive officers as a group, 27,398 shares.

(4)          This amount includes 220 shares held by Mr. Novak’s spouse as custodian for their daughter and 81,000 options transferred to family members and family trusts.

(5)          Messrs. Dorman and Linen were first appointed to the Board effective January 28, 2005.

(6)          This amount includes 3,000 shares held in IRA accounts.

(7)          This amount includes 35,000 shares held by Mr. Pearson’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of Yum common stock to file with the SEC reports of their ownership and changes in their ownership of Yum common stock. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish Yum with copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to Yum and representations that no other reports were required, all of our directors and executive officers complied with all Section 16(a) filing requirements during fiscal 2004.

EXECUTIVE COMPENSATION

The following tables provide information on compensation and stock-based awards paid, earned or awarded for the years indicated by Yum to our Chief Executive Officer and our four other most highly compensated executive officers as of the end of our 2004 fiscal year in accordance with the rules of the SEC.

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards	Payouts
Name and Principal Position	Year	Salary(1)	Bonus(1)	Other Annual Compensation(2)	Securities Underlying Options/SARs (# Shares)(3)	LTIP* Payouts(4)	All Other Compensation
David C. Novak	2004	1,092,308	2,692,800	71,485	292,967	0	645,000	(5)
Chairman of the Board,	2003	1,000,000	1,935,000	122,400	412,287	0	0
Chief Executive Officer	2002	996,154	2,625,000	142,355	401,348	0	427,500	(5)
and President
Peter A. Bassi	2004	535,000	989,081	**	33,692	0	0
Chairman, YUM	2003	512,692	739,798	56,681	82,458	0	0
Restaurants International	2002	483,462	918,014	**	80,270	0	0
David Deno	2004	498,077	867,000	**	73,242	0	0
Chief Financial and	2003	458,654	729,173	**	82,458	0	0
Operating Officer	2002	421,154	780,938	**	99,100	0	0
Peter Hearl	2004	498,077	590,625	**	87,890	0	145,173	(6)
President and Chief	2003	455,028	528,497	213,650	82,458	0	206,572	(6)
Concept Officer, Pizza Hut, Inc.	2002	420,000	716,625	208,925	99,100	0	152,615	(6)
Emil J. Brolick	2004	472,308	614,531	59,721	87,890	0	160,160	(5)
President and Chief	2003	438,077	600,600	133,020	103,073	0	180,914	(5)
Concept Officer, Taco Bell Corp.	2002	413,846	905,738	**	80,270	0	91,350	(5)

*       Long-Term Incentive Plan.

**     Does not exceed reporting thresholds for perquisites and other personal benefits established by SEC (the lesser of $50,000 or 10% of the individual’s total salary and bonus).

(1)    The amounts shown in the salary and bonus columns include compensation earned by Messrs. Novak, Bassi, Deno, Hearl and Brolick, including amounts deferred at their election. Bonuses are generally paid in the year following the year in which they are earned. All bonuses were determined pursuant to our Executive Incentive Compensation Plan.

(2)    This column includes the aggregate incremental cost to the Company of providing perquisites and personal benefits to the named executive officers for each of the last three years. In accordance with SEC rules, amounts totaling less than $50,000 have been omitted from the table above. This column includes Mr. Novak’s personal use of Company aircraft. Mr. Novak is required to use Company aircraft for personal as well as business travel pursuant to the Company’s executive security program established by the Board of Directors. The amounts reported in this column, which represent at least 25% of the total amount reported for each year, are (a) for 2004: personal use of Company aircraft for Mr. Novak ($67,581) and Mr. Brolick ($14,250), Company car allowance for Mr. Brolick ($27,500); (b) for 2003: personal use of Company aircraft for Mr. Novak ($72,493), and Mr. Brolick ($89,536), Company car allowance for Messrs. Novak, Bassi, Hearl and Brolick ($27,500), Perquisite allowance for Mr. Hearl ($11,500); Relocation reimbursement for Mr. Hearl ($112,802); and (c) for 2002: personal use of Company aircraft for Mr. Novak ($67,547) and Mr. Hearl ($16,339) and Company car allowance for Messrs. Novak and Hearl ($27,500), Relocation reimbursement for Mr. Hearl ($81,581). Executives received tax reimbursements in the following amounts during fiscal 2004, 2003, and 2002 respectively: Mr. Novak $637, $6,518, $15,393; Mr. Bassi $7,950, $5,150, $3,676; Mr. Deno $0, $285, $4,612; Mr. Hearl $4,456, $54,963, $71,942; and Mr. Brolick $4,502, $8,078, $5,959.

(3)    The stock options listed in this column were granted under our Long Term Incentive Plan. No stock appreciation rights were granted in 2002 through 2004. All grants listed reflect the Company’s 2:1 stock split which occurred in June 2002.

(4)    Mr. Novak was awarded in 1997 a performance restricted stock unit grant payable in 2006 which is subject to the Company attaining a pre-determined pre-tax earnings threshold and is intended to compensate Mr. Novak for the value of PepsiCo options forfeited at spin-off. The target and maximum value of this award, if the performance threshold is attained, is $3,611,576.

(5)    These amounts represent preferential earnings on deferred compensation under the Executive Income Deferral Plan (“EID Plan”) which is subject to forfeiture (as is the underlying deferred compensation) if the participant voluntarily terminates employment prior to the second anniversary of the deferral, except however in the case of a participant’s retirement in which case the preferential earnings are earned on a pro rata basis if retirement occurs within one year of the deferral. If retirement occurs more than one year after the deferral, the participant receives the preferential earnings in accordance with the election filed by the participant.

(6)    These amounts represent preferential earnings on deferred compensation under the EID Plan as described in footnote (5) and contributions to the Australian Superannuation Plan as described at page 42. The amount of preferential earnings and contributions for each year are: for 2004: $0 and $145,173; for 2003: $47,775 and $158,797; and for 2002: $38,745 and $113,870, respectively.

Stock Option Grants

The following table presents information with respect to stock option grants that were made during the fiscal year ended December 25, 2004 to Messrs. Novak, Bassi, Deno, Hearl and Brolick. All options granted in 2004 were non-qualified stock options, and no stock appreciation rights were granted in 2004.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (# Shares)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)(2)	Expiration Date	Grant Date Present Value($)(3)
David C. Novak	292,967	5.62	34.46	1/27/2014	4,356,419
Peter A. Bassi	33,692	.65	34.46	1/27/2014	501,000
David Deno	73,242	1.41	34.46	1/27/2014	1,089,109
Peter Hearl	87,890	1.69	34.46	1/27/2014	1,306,924
Emil J. Brolick	87,890	1.69	34.46	1/27/2014	1,306,924

(1)          2004 option grants specified above become exercisable in 25% increments beginning January 27, 2005, except that Mr. Bassi’s grant became exercisable one year from the grant date. The terms of each option grant provide that, if specified corporate control changes occur, all outstanding stock options become exercisable immediately.

(2)          The exercise price shown is the average of the high and low sales price of Yum’s common stock on the date of grant.

(3)          We determined the grant date present values using the Black-Scholes option pricing model. The Black-Scholes present value per option was $14.87. We used the following assumptions in calculating the Black-Scholes present value for each option:

•       options are assumed to be exercised on average at year six;

•       volatility is 39.7% based on the daily closing stock prices from October 7, 1997 to March 20, 2004 for Yum;

•       the risk-free rate of return is 3.113% based on the five-year zero coupon treasury average yield for January 2004; and

•       the dividend yield is 0%.

We did not take any further discount to the resulting option value to give effect (1) to the fact that the options are not freely transferable or (2) to the potential forfeiture of the options, or (3) to the fact that we have stock ownership guidelines.

Stock Option Exercises and Holdings

The following table presents information with respect to stock options exercised during the last fiscal year by Messrs. Novak, Bassi, Deno, Hearl and Brolick, as well as the status and current value of unexercised stock options held by them as of December 25, 2004. We have not granted any stock appreciation rights to Messrs. Novak, Bassi, Deno, Hearl or Brolick.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Shares Acquired On Exercise	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End			Value of Unexercised In-The-Money Options at Fiscal Year-End(1)
Name	(# Shares)	Realized($)	Exercisable		Unexercisable	Exercisable	Unexercisable
David C. Novak	845,000	21,468,349	2,711,191	(2)	1,704,387	$79,221,013	$41,769,502
Peter A. Bassi	208,948	5,544,363	663,936		165,462	19,316,720	3,510,990
David Deno	160,000	4,121,242	441,222		220,864	12,690,309	4,261,495
Peter Hearl	886	28,130	585,012		231,042	17,575,865	4,302,679
Emil J. Brolick	89,380	1,924,370	206,702		240,275	6,083,044	4,603,464

(1)          The value of in-the-money options is based on the $46.27 per share closing price of Yum common stock on December 23, 2004 (the last trading day prior to Yum’s fiscal year-end), less the exercise price of the options.

(2)          The Compensation Committee of the Board of Directors amended a portion of these options in May of 1999 to permit 667,984 options to be transferred to family members and family trusts once they became exercisable.

Pension Plans

We have adopted the Yum Retirement Plan and the Yum Pension Equalization Plan. The annual benefits payable under these plans to employees hired prior to October 1, 2001 who have five or more years of service at age 65 are equal to 3% of the employee’s highest consecutive five-year average annual earnings multiplied by years of credited service up to ten years of credited service plus an additional 1% of the employee’s highest consecutive five-year average annual earnings for each additional year of credited service over ten years, less .43% of final average earnings not to exceed Social Security covered compensation multiplied by years of service (not to exceed 35 years).

Under the Yum Retirement Plan and the Yum Pension Equalization Plan, when an executive retires at the normal retirement age (65), the approximate annual benefits payable after January 1, 2005 for the following pay classifications and years of service are expected to be:

	Years of Service
Remuneration	15	20	25	30	35
$750,000	259,404	295,872	332,340	368,808	405,276
$1,000,000	346,904	395,872	444,840	493,808	542,776
$1,250,000	434,404	495,872	557,340	618,808	680,276
$1,500,000	521,904	595,872	669,840	743,808	817,776
$1,750,000	609,404	695,872	782,340	868,808	955,276
$2,000,000	696,904	795,872	894,840	993,808	1,092,776
$2,250,000	784,404	895,872	1,007,340	1,118,808	1,230,276
$2,500,000	871,904	995,872	1,119,840	1,243,808	1,367,776
$2,750,000	959,404	1,095,872	1,232,340	1,368,808	1,505,276

The years of credited service and covered compensation under the Yum Retirement Plan and Yum Pension Equalization Plan for Messrs. Novak, Bassi, Deno, Hearl and Brolick are as follows:

	David C. Novak	Peter A. Bassi	David Deno	Peter Hearl	Emil J. Brolick
Years of Credited Service	18	32	13	6	4
Covered Compensation	$2,724,747	$1,215,440	$914,314	$1,093,025	$950,733

As a result of his prior employment by the Company’s Australian subsidiary, Mr. Hearl has participated in the Australian Superannuation Plan for years prior to 2005. The benefit that is actuarially projected to result from the contributions to that plan for Mr. Hearl (these are identified in footnote 6 to the Summary Compensation Table at page 39) reduces Mr. Hearl’s Retirement Plan benefit, which is expected to be larger. Therefore, the total retirement benefit accrued for Mr. Hearl while he is on the Company’s U.S. payroll should not exceed the benefit described above.

Employment Agreements and Change in Control Agreements

Employment Agreement.   During 2004, the Compensation Committee of the Board of Directors approved an employment agreement for Mr. Novak. The agreement provides that the Company agrees to employ Mr. Novak through October 31, 2007, and that Mr. Novak will continue as an at-will employee after October 31, 2007, unless another employment agreement is entered into at or prior to that time. The agreement states that Mr. Novak’s compensation will be set by the Compensation Committee. If during the term of the agreement, the Board removes Mr. Novak from the Chief Executive Officer position involuntarily and without cause, the agreement provides that Mr. Novak will continue to be compensated until October 31, 2007, at no less than the salary and target bonus applicable to him at the time the agreement was executed. In such case, the Company agrees to employ Mr. Novak in a position that entitles him to work on a part-time basis and that will permit Mr. Novak to continue to vest in his options through the term of the employment agreement. If Mr. Novak resigns voluntarily or is terminated for Cause (which is defined in the agreement to include willful gross neglect or misconduct), the agreement does not provide for any additional salary or bonus or other payments other than what is accrued through his date of termination. The agreement provides that the Company may not terminate Mr. Novak except for Cause.

Change in Control Agreements.   Change in control severance agreements are in effect between Yum and certain key executives (including Messrs. Novak, Bassi, Deno, Hearl and Brolick). These agreements were effective as of December 20, 2000, and have been general obligations of Yum since that date, and provide, generally, that if, within two years subsequent to a change in control of Yum, the employment of the executive is terminated (other than for cause, or for other limited reasons specified in the change in control severance agreements), or if the executive terminates employment for Good Reason (defined in the change in control severance agreements to include a diminution of duties and responsibilities or benefits), the executive will be entitled to receive a severance payment consisting of:

•       a proportionate bonus assuming achievement of target performance goals under the bonus plan or, if higher, assuming continued achievement of actual Company performance until date of termination, and

•       two times the sum of the executive’s base salary and the target bonus or, if higher, the actual bonus for the year preceding the change in control of the company.

If payments had been made at December 25, 2004, the total of such severance payments under the second item above (two times the sum of base salary and bonus for the preceding year) to each of our executives with change in control agreements would have been:

David C. Novak	$6,070,000
Peter A. Bassi	$2,549,596
David Deno	$2,458,346
Peter Hearl	$2,056,994
Emil J. Brolick	$2,151,200

In addition, the agreements provide that in the event an executive becomes entitled to receive a severance payment and other severance benefits and such severance payment and benefits are subject to an excise tax, the executive may become entitled to receive an additional payment in an amount such that after the payment of all income and excise taxes, the executive will be in the same after-tax position as if no excise tax had been imposed. The change in control severance agreements have a three-year term and are automatically renewable each January 1 for another three-year term. An executive whose employment is not terminated within two years of a change of control will not be entitled to receive any severance payments under the change in control severance agreements. In addition to such severance payments, we will also provide the executive with outplacement services for up to one year following termination.

Equity Compensation Plan Information

The following table summarizes, as of December 25, 2004, the equity compensation plans under which we may issue shares of stock to our directors, officers and employees under the 1999 Long Term Incentive Plan (“1999 Plan”), our 1997 Long Term Incentive Plan (“1997 Plan”), SharePower Plan and Restaurant General Manager Stock Option Plan (“RGM Plan”).

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	34,543,869	(1)	$20.88	(2)	16,769,328	(3)
Equity compensation plans not approved by security holders(4)	6,212,148		$24.77		3,534,506
Total	40,756,017	(1)	$21.53	(2)	20,303,834	(3)

(1)          Includes 3,648,049 shares issuable in respect of restricted stock units, performance units and deferred units.

(2)          Excludes restricted stock units, performance units and deferred units referred to in footnote 1 above.

(3)          Includes 6,000,000 shares available for issuance of awards other than options, warrants or rights under the 1999 Plan.

(4)          Awards are made under the RGM Plan.

What are the key features of the 1999 Plan?

The 1999 Plan provides for the issuance of up to 29,800,000 shares of stock as non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units. Only our employees and directors are eligible to receive awards under the 1999 Plan. The purpose of the 1999 Plan is to motivate participants to achieve long range goals, attract and retain eligible employees, provide incentives competitive with other similar companies and align the interest of employees and directors with those of our shareholders. The 1999 Plan is administered by the Compensation Committee of the Board of Directors. The exercise price of a stock option grant under the 1999 Plan may not be less than the average market price of our stock on the date of the grant, and no options may have a term of more than ten years. The options that are currently outstanding under the 1999 Plan generally vest over a one to four year period and expire ten years from the date of the grant. The 1999 Plan was approved by the shareholders in May 1999 and they approved the plan as amended in 2003.

What are the key features of the 1997 Plan?

The 1997 Plan provides for the issuance of up to 45,000,000 shares of stock. Effective January 1, 2002, only stock appreciation rights, restricted shares and performance restricted stock units may be issued under this plan. We intend to utilize this plan with respect to payouts on shares from our deferral plans. Prior to December 31, 2001, we utilized this plan to make stock option awards similar to the stock option awards described in the 1999 Plan description above and to make two restricted performance unit awards to Mr. Novak, our Chairman and Chief Executive Officer. This plan was originally approved by PepsiCo, Inc. as the sole shareholder of the Company in 1997, prior to the spin-off of the Company from PepsiCo, Inc. on October 6, 1997.

What are the key features of the SharePower Plan?

The SharePower Plan provides for the issuance of up to 14,000,000 shares of stock. The SharePower Plan allows us to award non-qualified stock options. Only our employees are eligible to receive awards under the SharePower Plan, except that our executive officers may not receive awards under this plan. The SharePower Plan is administered by the Compensation Committee of the Board of Directors. The exercise price of a stock option grant under the SharePower Plan may not be less than the average market value of our stock on the date of the grant and no option may have a term of more than ten years. The options that are currently outstanding under the SharePower Plan generally vest over a one to four year period beginning on the date of grant. The SharePower Plan was originally approved by PepsiCo, Inc. as the sole shareholder of the Company in 1997, prior to the spin-off of the Company from PepsiCo, Inc. on October 6, 1997.

What are the key features of the RGM Plan?

The RGM Plan provides for the issuance of up to 15,000,000 shares of common stock at a price equal to or greater than the average market price of our stock on the date of grant. The RGM Plan allows us to award non-qualified stock options. Only our employees are eligible to receive awards under the RGM Plan, except that our executive officers may not receive awards under this plan. The purpose of the RGM Plan is (i) to give restaurant general managers (“RGMs”) the opportunity to become owners of stock,

(ii) to align the interests of RGMs with those of Yum’s other shareholders, (iii) to emphasize that the RGM is Yum’s #1 leader, and (iv) to reward the performance of RGMs. In addition, the Plan provides incentives to Area Coaches, Franchise Business Leaders and other supervisory field operation positions that support RGMs and have profit and loss responsibilities within a defined region or area. While all non-executive officer employees are eligible to receive awards under the RGM plan, over two-thirds of the awards granted have been to RGMs or their direct supervisors in the field. Grants to RGMs generally have four year vesting and expire after ten years. The RGM Plan is administered by the Compensation Committee of the Board of Directors and the Committee has delegated its responsibilities to the Chief People Officer of the Company. The Board of Directors approved the RGM Plan on January 20, 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Filings made by companies with the Securities and Exchange Commission sometimes “incorporate information by reference.” This means the Company is referring you to information that has been previously filed with the Securities and Exchange Commission and that this information should be considered as part of the filing you are reading. The Compensation Committee Report, Audit Committee Report and Stock Performance Graph in this proxy statement are not incorporated by reference into any other filings with the Securities and Exchange Commission.

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

What are the basic principles of our executive compensation programs?

The Compensation Committee is responsible for assisting the Board of Directors in monitoring the Company’s compensation arrangements with a view to ensuring that the Company continues to attract and retain highly qualified management through competitive compensation programs, and encouraging extraordinary results through incentive awards. The Compensation Committee establishes basic principles related to the compensation programs of the Company and provides oversight for compensation programs for senior executive officers. The principles include building a strong relationship between shareholder return and executive compensation. Particular emphasis is placed on share ownership for senior executives and middle management. In addition, the Compensation Committee places a high emphasis on incentive compensation, in particular long-term incentives, and providing an overall level of remuneration which is competitive and reflective of performance.

What are the components of our executive compensation program?

In administering senior executive officer compensation, the Compensation Committee has established a compensation program that is designed to reward superior performance. The Compensation Committee implemented this program when the Company was founded in 1997 and has retained its key features in subsequent years. For 2004, the Compensation Committee believes that this program continues to be the best means to encourage superior performance. The Compensation Committee’s objective is to establish a program which aligns the interests of shareholders and executives. As such, the Compensation Committee has established stock ownership guidelines for 600 senior executives and managers. The guidelines vary from 336,000 shares (which is approximately 13 times salary) to 950 shares (which is around 0.2 times salary) and assume that affected employees will meet or exceed the guidelines within five years (or in the case of some new hires or promotions, eight years) of being appointed to their positions. The Company’s long-term stock option program is focused on attracting, retaining and motivating the best executives in the industry. Through year-end 2004, all executive officers are on or above trend to meet the ownership guidelines. Over 99% of all other senior executives and managers are also on or above trend.

Senior Human Resources management of the Company present proposals and recommendations on senior executive officer compensation to the Compensation Committee for its review and evaluation. To establish compensation targets, the Compensation Committee uses data provided by the Company which is obtained from a consulting firm and from data extracted by the Company from proxies of selected restaurant and retail companies and companies of our Board of Directors. The data from the consulting firm’s survey reflect compensation practices of general industry companies similar in revenue size to the  Company who participate in widely distributed surveys (“survey data”). The data from the proxies reflect compensation practices of premier companies from the restaurant, service, consumer goods, and retail sectors (the “comparator group”). The Compensation Committee believes that targeting compensation at a level comparable to other large companies appropriately reflects the labor market for Company executives. The Company’s philosophy is to target base pay at the median level for the comparator group and the survey data. The philosophy for annual incentive compensation targets is to target at the 75th percentile for annual incentive payouts of the comparator group and survey data. The long-term incentives philosophy is to target the median of the survey group and comparator group for executives and managers who are achieving their ownership guideline. Companies in the comparator group or survey data may be included in the S&P Restaurants Index used in the performance graph included in this proxy statement; however, the comparator group and survey data companies are not made up exclusively of companies used in that index. As the Company recruits senior executives from outside the restaurant industry and retains executives against offers from outside the restaurant industry, the Compensation Committee believes that the broad-based comparator group is a more appropriate basis for comparison.

With respect to reviewing and setting the compensation of Mr. Novak, only data developed by the consulting firm is used. In this regard, the consulting firm conducted a comprehensive review of Mr. Novak’s compensation using survey data and proxies from publicly traded companies. Using the survey data, the consulting firm developed two different data points to review the compensation. They looked at general industry companies with revenues which were similar to the Company’s revenues and food/beverage industry companies of similar revenue size. Using proxy data, the firm reviewed the CEO compensation against two different groups of companies. One group was a general industry group of similar revenue size and the other group was a set of restaurant and selected peer companies which the consultant and the Company believe the Company competes for talent.

How are executive officers compensated?

Base Salaries

The Compensation Committee approved the Company’s executive compensation salary structure for 2004. Base salaries were compared to survey data and proxy data for each position where data was available based on job content. For positions where data was not available, salaries were reviewed compared to the Company’s other positions. The 2004 increases to base salaries were set by considering this data along with an assessment of factors including individual performance, responsibilities and experience. This assessment is not subject to weightings or formulas.

Annual Cash Incentives

The Company established the Executive Incentive Compensation Plan (“EICP”) to motivate the attainment of annual performance objectives. The performance requirement under the EICP is based upon attainment of a pre-established earnings per share (“EPS”) target (adjusted for certain nonrecurring events). No payment is made if a minimum EPS target is not met. Once the EPS target is achieved, the participant is eligible to receive an overall maximum incentive award attributable to the level of EPS attained. The Compensation Committee has discretion to decrease (but not increase) the amount payable. Pursuant to the terms of the EICP, the Compensation Committee certified results against performance objectives and approved annual incentive awards.

In exercising its discretion to determine the annual incentives of executive officers (subject to the overall maximums), the Compensation Committee reviews actual performance against consolidated or relevant operating company and individual goals and objectives. These goals and objectives are used to establish a minimum level, a target level, and a maximum level of performance. The restaurant company goals and objectives for executive officers in 2004 included profit objectives, same store sales and system sales growth, restaurant development, customer satisfaction and growth objectives. Profit objectives are derived through various assumptions including an appropriate return on invested capital. For each objective, no payment is made if performance fails to meet the minimum level for that objective. Actual performance is measured relative to these levels for each objective in order to determine a percentage. This percentage and each participant’s individual performance percentage are applied to each participant’s predetermined target incentive amount in determining a participant’s actual incentive award which may not exceed the overall maximum. Depending on actual operating company and individual performance, the percentage can range from 0 to 300% of the target incentive amount. This same formula is applied to determine incentive awards of eligible non-executive officers; however, each operating company also has financial targets based on one or more of the following measures: system sales growth, profit, same store sales growth, restaurant development, customer satisfaction, and growth objectives.

In keeping with the Company’s emphasis on executive stock ownership, executives have the opportunity to defer all or a portion of their annual incentives into phantom shares of Yum common stock at a discount; however, to receive payment of these shares, participating executives must continue employment with the Company for two years following the deferral or meet certain retirement or disability criteria.

Long-Term Incentives

The Company provides long-term incentives through the Company’s Long Term Incentive Plans (“LTIP”). The Compensation Committee believes that stock ownership by executive and middle management is essential for aligning management’s interest with that of shareholders.

Under the LTIP, the Compensation Committee provides long-term incentive awards in the form of stock options and, from time to time, restricted shares. Stock options are the primary long-term incentive of the Company. The number of options granted to each executive officer is related to the market data for his or her job and the performance of the executive. For each executive officer the 2004 grant was awarded based on the individual’s anticipated achievement of their stock ownership guidelines, and the Committee’s subjective assessment of each executive’s responsibilities, performance, and future potential in relation to the market data. Each option was granted at not less than the fair market value of the underlying Yum common stock on the date of grant. For 2004, each regular grant of an option vests at a rate of 25% per year and has a term of ten years. From time to time, Chairman award stock option grants are made to selected employees in addition to the market based grant in recognition of superlative performance and having an extraordinary impact on business results. These stock options may vest after four years or 25% per year. In addition, one grant was made to Peter Bassi which became fully vested after one year.

How is the chief executive officer compensated?

For 2004, Mr. Novak’s annual salary was set at $1.1 million and was consistent with CEOs in the comparator group. While this represents a 10% increase over his 2003 salary, the Committee noted that (1) $65,000 of the increase was intended as compensation for the discontinuance of Mr. Novak’s perquisites (other than personal use of the corporate aircraft), and (2) the remainder of the increase, $35,000, represents a merit increase.

Mr. Novak’s 2004 stock option grant was awarded based on the Committee’s subjective assessment of market data produced from the survey data and proxy data for the Chairman and Chief Executive Officer position, as well as individual performance results.

Mr. Novak was awarded an annual incentive of $2,692,800 for 2004. This award reflected the amount payable under the EICP as a result of Yum’s attainment of the Compensation Committee’s pre-established EPS target for 2004, as modified by the Compensation Committee (as described above under Annual Cash Incentives) to reflect other pre-established Yum and individual performance factors. The Yum performance factors related to pre-established EPS, system sales growth, restaurant development and customer satisfaction objectives. The Committee determined that Yum performance in the areas of EPS, system sales, and restaurant development objectives exceeded pre-established targets. The individual pre-established performance factors considered by the Committee related to Yum’s 2004 EPS, building growth drivers (including multibrand execution, operational improvement, and international development), executional focus, menu development, diversity and people management. The Compensation Committee determined that performance in the areas of EPS, diversity, and people management were attained or exceeded. The Committee determined that Mr. Novak’s individual performance was at a level producing an individual performance factor that was above target.

The Committee noted that Mr. Novak elected to defer 100% of his 2004 annual incentive into phantom shares of Yum common stock under the Company’s deferral program. Under the Company’s deferral program, an executive is permitted to acquire phantom shares at a 25% discount (these shares are forfeited if the executive voluntarily leaves the Company within two years of the date the annual incentive is awarded). This deferral resulted in Mr. Novak receiving 79,680 phantom shares. Mr. Novak will forfeit these shares if he voluntarily leaves the Company before January 28, 2007. The Committee noted that over the last seven years Mr. Novak has accumulated 740,200 phantom shares from the deferral of his annual incentives and that these phantom shares have a value in excess of $30 million as of January 28, 2005. These deferred annual incentives are payable only in Yum common stock and are not payable until Mr. Novak leaves the Company.

As discussed in more detail at page  42, during 2004, the Committee approved an employment agreement for Mr. Novak. The agreement provides that the Company agrees to employ Mr. Novak through October 31, 2007. The agreement provides that the Compensation Committee will determine Mr. Novak’s compensation. The agreement states that if Mr. Novak is removed from the Chief Executive Officer position, the Company agrees to employ him on at least a part-time basis so that his current options may continue to vest and to pay him at no less than the rate of salary and target bonus he received in 2004. The Committee approved the agreement based on Mr. Novak’s significant and long-term contribution to the Company and to ensure Mr. Novak’s continued employment with the Company in the event of competitive offers from other employers. The agreement does not provide Mr. Novak with any severance payments if he leaves the Company and provides that the Company may not terminate Mr. Novak except in the case of gross misconduct. The Committee believes the agreement is reasonable and helps to ensure that Mr. Novak will continue his valuable contribution to Yum through at least October 31, 2007.

How does Internal Revenue Code Section 162(m) affect our executive compensation?

Under the Omnibus Budget Reconciliation Act of 1993, provisions were added to the Internal Revenue Code under Section 162(m) that limit the tax deduction for compensation in excess of one million dollars paid to certain executive officers. However, performance-based compensation can be excluded from the limit so long as it meets certain requirements. The Compensation Committee believes the EICP and LTIP satisfy the requirements for exemption under the Internal Revenue Code Section 162(m). Payments made under these plans qualify as performance-based compensation and constitute the majority of aggregate annual incentive payments for the named executive officers.

For 2004, the annual salary paid to Mr. Novak exceeded one million dollars. As discussed above, the Committee decided to increase Mr. Novak’s salary above the $1 million threshold based on competitive data. The other named executive officers were in each case less than one million dollars. The 2004 annual incentives were all paid pursuant to the EICP and will, therefore, be deductible. To the extent any of the named executive officers defer their annual incentives into phantom shares of Yum common stock at a discount, the annual incentives are no longer qualified under Section 162(m); however, they will be deductible when paid, since they will be paid after each executive’s retirement or termination of employment or when the executive is no longer a named executive officer. The stock option awards made under the terms of the LTIP are exempt as performance-based compensation for purposes of calculating the one million dollar limit. Due to the Company’s focus on performance-based compensation plans and the deferral of compensation by certain executive officers, the Compensation Committee expects to continue to qualify most compensation paid to the named executive officers as tax deductible.

Summary

The Compensation Committee believes that the compensation programs of the Company are well structured to encourage attainment of objectives and foster a shareholder perspective in management, in particular through employee share ownership. The Committee feels that the awards made in 2004 were competitive and appropriate, and serve shareholders’ long-term interests.

Who prepared this report?

This report has been furnished by the members of the Compensation Committee:

• Robert J. Ulrich, Chair	• Kenneth G. Langone*
• Massimo Ferragamo	• Thomas L. Ryan

*                    Effective in January 2005, Mr. Langone was appointed to the Audit Committee and ceased sitting on the Compensation Committee.

STOCK PERFORMANCE GRAPH

This graph compares the cumulative total return of our common stock to the cumulative total return of the S&P 500 Stock Index and the S&P Restaurants Index for the period from December 23, 1999, to December 24, 2004, the last trading day of our fiscal year. The graph assumes that the value of the investment in our common stock and each index was $100 at December 23, 1999 and that all dividends were reinvested. The companies included in the S&P Restaurants Index in addition to Yum were as follows: McDonald’s Corporation, Wendy’s International, Inc., Darden Restaurants, Inc. and Starbucks Corporation.

	December 23, 1999	December 29, 2000	December 28, 2001	December 27, 2002	December 26, 2003	December 24, 2004
Yum	100	87	129	127	176	244
S & P 500	100	91	80	60	75	83
S & P Restaurants	100	90	81	59	87	126

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee are J. David Grissom, Chair, Bonnie Hill, Robert Holland, Jr., Kenneth G. Langone and Jonathan S. Linen.  Jackie Trujillo was a member of the Committee until March 2004 at which time the Board determined that she was not independent under the NYSE rules.   In addition, two former members of the Board, Sidney Kohl and Jamie Dimon, were also members of the Audit Committee during 2004 until they left the Board. Kenneth Langone and Jonathan Linen both joined the Committee in January 2005.

The Board of Directors has determined that each member of the Committee is “independent” within the meaning of the applicable rules of both the NYSE and the SEC. The Board of Directors has also determined that each member of the Committee is financially literate and that J. David Grissom has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. In addition, the Board determined that J. David Grissom is an “audit committee financial expert” within the meaning of the rules of the SEC.

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee’s responsibilities are set forth in this charter, which was amended and restated effective March 20, 2003. The charter is available on our web site at www.yum.com/investors/governance.

What are the responsibilities of the Audit Committee?

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit function and independent auditors. The Committee has sole authority over the selection of the Company’s independent auditors and manages the Company’s relationship with its independent auditors (who report directly to the Committee). The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Committee, from the Company for such advice and assistance.

The Committee met 15 times during 2004. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include private sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management, as well as executive sessions consisting of only Committee members.

The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Committee’s responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.

What matters have members of the Audit Committee discussed with management and the independent auditors?

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. During 2004, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure issues with the Committee. These reviews include discussions with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee has also discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and written disclosures from KPMG LLP to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors’ independence.

In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2004?

Based on the Committee’s discussion with management and the independent auditors and the Committee’s review of the representation of management and the report of the independent auditors to the Board of Directors, the Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2004 for filing with the SEC.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

J. David Grissom, Chairperson	Bonnie Hill
Robert Holland, Jr	Kenneth G. Langone*
Jonathan S. Linen*

*                    Joined the Committee in January 2005.

ADDITIONAL INFORMATION

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained MacKenzie Partners, Inc. to act as a proxy solicitor for a fee estimated to be $11,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How may I elect to receive shareholder materials electronically and discontinue my receipt of paper copies?

Yum shareholders with shares registered directly in their name may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide shareholders with added convenience and to reduce annual report printing and mailing costs.

To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the shareholder.

To elect this option, go to web site www.amstock.com, click on Shareholder Account Access, log-in and locate the option to Receive Company Mailing via E-Mail. Shareholders who elect this option will be notified each year by e-mail how to access the proxy materials and how to vote their shares on the Internet.

If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing, or by e-mailing our Transfer Agent, American Stock Transfer and Trust Company, 59 Maiden Lane, New York, NY 10038; www.amstock.com. Also, while this consent is in effect, if you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail American Stock Transfer and Trust Company.

Note: You may also access Yum! Brands’ Annual Report electronically by logging on to www.yum.com/investors/annualreport.asp. Both PDF and on-line interactive versions are available at this site.

What is “Householding” of proxy materials?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to YUM! Brands, Inc., Investor Relations, 1441 Gardiner Lane, Louisville, KY 40213 or by calling Investor Relations at 1 (888) 439-4986 or by sending an e-mail to yum.investors@yum.com.

May I propose actions for consideration at next year’s annual meeting of shareholders or nominate individuals to serve as directors?

Shareholder Proposals.   Shareholders who intend to present proposals for consideration at the 2006 Annual Meeting of Shareholders, and who wish to have their proposals included in Yum’s proxy statement and proxy card for that meeting, must be certain that their proposals are received by our corporate secretary at our principal executive offices in Louisville, Kentucky on or before November 26, 2005. Proposals should be sent to: Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. All proposals must also comply with the applicable requirements of the federal securities laws and our Bylaws in order to be included in the proxy statement and proxy card for the 2006 Annual Meeting.

In order for a shareholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by our corporate secretary no later than February 19, 2006, and shall contain such information as required under Yum’s Bylaws.

Nominations for Director Candidates.   Shareholders may propose director candidates for consideration by the Nominating Committee of our Board of Directors. In addition, our Bylaws permit shareholders to nominate directors at a shareholder meeting. To make a director nomination at the 2006 Annual Meeting, a shareholder must notify Yum’s Secretary no later than February 19, 2006. The notice must meet all other requirements contained in our Bylaws.

Bylaw Provisions.   You may contact Yum’s Corporate Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

Annex A

YUM BRANDS, INC.
AUDIT COMMITTEE PRE-APPROVAL POLICY
(as revised February 2005)

This Policy sets forth the Audit Committee’s procedures and conditions for pre-approving audit, audit-related and non-audit services performed by a public accounting firm that acts as the independent auditor (the “Auditor”) responsible for auditing the consolidated financial statements of YUM Brands, Inc. (the “Company”), and its subsidiaries and affiliates.

I.   STATEMENT OF PRINCIPLES

The Audit Committee will engage the Auditor for the audit of the Company’s consolidated financial statements. Prior to the engagement of the Auditor for any audit or permissible non-audit service, the engagement must be either: (a) specifically approved by the Audit Committee; or (b) pre-approved pursuant to the pre-approval policies and procedures set forth herein.

The appendices to this Policy describe the services and fees that have been pre-approved by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

The Audit Committee will periodically revise the list of pre-approved services and fees reflected on the appendices hereto. Additionally, the Audit Committee may amend this Policy from time to time.

II.   DELEGATION OF AUTHORITY

The Audit Committee may delegate pre-approval authority to one or more of its independent members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the Committee’s responsibilities for pre-approving audit and non-audit services performed by the Auditor.

The Audit Committee has previously delegated to its Chairman the authority to pre-approve projects involving non-audit services with a fee of $50,000 or less.

III.   AUDIT SERVICES

The Audit Committee must specifically pre-approve the terms (including fees) and scope of the annual audit, review or attestation services engagement  Audit Committee pre-approval is required for any necessary changes in terms resulting from changes in audit scope, Company structure or other matters.

In addition to the annual audit, review or attestation services specifically approved by the Audit Committee, the Audit Committee may grant pre-approval for other known or anticipated audit services. The Audit Committee has pre-approved the audit services listed in Appendix A. All other audit services not listed in Appendix A must be specifically pre-approved by the Audit Committee in accordance with this Policy.

IV.   AUDIT-RELATED SERVICES

Audit-related services, including internal control-related services, are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and/or the Company’s internal control over financial reporting and that are traditionally performed by the Auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the Auditor, and has pre-approved the audit-related services listed in Appendix B. All other audit-related services not listed in Appendix B must be specifically pre-approved by the Audit Committee.

A-1

V.   TAX SERVICES

The Audit Committee believes that the Auditor can provide certain tax services to the Company such as tax compliance, tax planning and tax advice without impairing the Auditor’s independence. However, the Audit Committee will carefully scrutinize the retention of the Auditor in connection with any tax-related transaction recommended by the Auditor. The Audit Committee has pre-approved the tax services listed in Appendix C. All tax services not listed in Appendix C must be specifically pre-approved by the Audit Committee.

VI.   ALL OTHER SERVICES

The Audit Committee may pre-approve those permissible non-audit services classified as “All Other Services” that it believes would not impair the independence of the Auditor. The Audit Committee has pre-approved the other services listed in Appendix D. All other services not listed in Appendix D must be specifically pre-approved by the Audit Committee.

A list of the non-audit services prohibited by the Securities and Exchange Commission is attached to this Policy as Exhibit 1. Such exhibit may be amended from time to time to add any other service prohibited by applicable law, regulation, rule or accounting or auditing standard.

VII.   WAIVER OF PRE-APPROVAL FOR NON-AUDIT SERVICES

Specific pre-approval is not required for services not listed in Appendix D, provided that such non-audit services (a) do not aggregate to more than 5 percent of total revenues paid by the Company to the Auditor in the fiscal year in which the services are provided, (b) were not recognized as non-audit services at the time of the engagement and (c) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee (or its designated representative as authorized pursuant to Section II of this Policy).

VIII.   PRE-APPROVED FEE LEVELS

Pre-approved fee levels for all services to be provided by the Auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee. Each year the Auditor will provide the Audit Committee with a report of the known or anticipated audit, audit-related, tax and other non-audit services together with an estimate of the fees for such services. The Audit Committee will review the fees and scope of such services so as to avoid any question as to the compatibility of such services with the Auditor’s independence. Each quarter the Auditor will provide the Audit Committee with a report of the audit, audit-related, tax and other non-audit services provided together with the actual fees incurred. Any changes to the estimate of services to be provided and fees attributable to such services will be discussed quarterly, and if necessary, revised.

IX.   SUPPORTING DOCUMENTATION

With respect to each proposed pre-approved service, the Auditor will provide the Audit Committee with detailed back-up documentation regarding the specific services to be provided.

X.   PROCEDURES

Requests or applications to provide services that require specific approval of the Audit Committee will be submitted to the Audit Committee by both the Auditor and the Controller or other designated representative of the Company. The Audit Committee (or its designated representative as authorized pursuant to Section II of this Policy) will approve or disapprove the request or may request additional information from the Auditor and management prior to rendering its decision.

This Policy was last amended by the Audit Committee
of YUM Brands, Inc. on February 21, 2005

A-2

YUM! BRANDS, INC.

ANNUAL MEETING

May 19, 2005
9:00 AM
YUM! Brands, Inc.
Yum! Conference Center
1900 Colonel Sanders Lane
Louisville, Kentucky 40213

ADMISSION TICKET

YUM! BRANDS’ 2005 ANNUAL SHAREHOLDERS’ MEETING WILL BE HELD AT 9:00 A.M. (EASTERN DAYLIGHT SAVING TIME) ON THURSDAY, MAY 19, 2005, AT THE YUM! CONFERENCE CENTER AT 1900 COLONEL SANDERS LANE IN LOUISVILLE, KENTUCKY. If you plan to attend the Annual Shareholders’ Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. YOUR VOTE IS IMPORTANT. The proxy voting instruction card below covers the voting of all shares of Common Stock of YUM! Brands, Inc., which you are entitled to vote or to direct the voting of, including those shares in the YUM! Brands 401(k) Plan.

Please date and sign the proxy card and return it promptly in the enclosed business reply envelope. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be voted.

(PLEASE DETACH PROXY CARD AT PERFORATION)

YUM! BRANDS, INC.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Christian L. Campbell, John P. Daly and Matthew M. Preston, and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of YUM! Brands, Inc. which the undersigned has power to vote at the Annual Meeting of Shareholders to be held on May 19, 2005 or any adjournment thereof.

NOMINEES FOR DIRECTOR:

David W. Dorman, Massimo Ferragamo, J. David Grissom, Bonnie Hill, Robert Holland, Jr., Kenneth G. Langone, Jonathan S. Linen, David C. Novak, Andrall E. Pearson, Thomas M. Ryan, Jackie Trujillo, and Robert J. Ulrich

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

This Proxy when properly executed will be voted as directed; if no direction is indicated, it will be voted as follows:

FOR Item 1, the approval of an amendment to the Restated Articles of Incorporation to declassify the Board and to allow for the removal of directors with or without cause;

FOR Item 2, the election of all twelve nominees for director;

FOR Item 3, the election of four Class II Directors and one Class I Director (Alternate Election of Directors if Item 1 is not approved)

FOR Item 4, the ratification of independent auditors;

AGAINST Items 5, 6, 7, 8 and 9 (Shareholders’ Proposals).

This card also provides voting instructions to the Administrator or Trustee for shares beneficially owned under the YUM! Brands 401(k) Plan.

SEE
REVERSE
SIDE

(CONTINUED, and To Be Signed and Dated, on the REVERSE SIDE)

ADMISSION TICKET Your vote is important. Please vote immediately. VOTE BY INTERNET - www.proxyvote.com
YUM! BRANDS, INC. C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL -

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Yum! Brands, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you are voting by Internet or telephone,
please DO NOT mail your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

YUM001	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

YUM! BRANDS, INC.

The Board of Directors recommends a vote FOR items 1, 2, 3 and 4 and AGAINST items 5, 6, 7, 8 and 9

		For	Against	Abstain
1. Amendment to Restated Articles of Incorporation (Page 14 of Proxy)		☐	☐	☐

2. Election of Directors					For All	Withhold All	For All Except
(01) David W. Dorman	(07) Jonathan S. Linen
(02) Massimo Ferragamo	(08) David C. Novak				☐	☐	☐	To withhold authority to vote
(03) J. David Grissom	(09) Andrall E. Pearson							for any particular nominee,
(04) Bonnie Hill	(10) Thomas M. Ryan							mark “For All Except” and
(05) Robert Holland, Jr.	(11) Jackie Trujillo							write the nominee’s number on
(06) Kenneth G. Langone	(12) Robert J. Ulrich							the line below.
(Page 17 of Proxy)
					For	Withhold	For All	To withhold authority to vote
3. Alternate Voting, If Item 1 is not approved:					All	All	Except	for any particular nominee,
Election of Four Class II Directors								mark “For All Except” and
(01) David W. Dorman					☐	☐	☐	write the nominee’s number
(02) Massimo Ferragamo								on the line below.
(03) Thomas M. Ryan; and
(04) Robert J. Ulrich And
Election of One Class I Director
(05) Jonathan S. Linen
(Page 21 of Proxy)

	For	Against	Abstain		Proposals:	For	Against	Abstain
4. Ratification of Independent Auditors (Page 22 of Proxy)	☐	☐	☐	5.	Shareholder proposal relating to a Sustainability Report (Page 23 of Proxy)	☐	☐	☐

				6.	Shareholder proposal relating to a Diversity Report (Page 26 of Proxy)	☐	☐	☐

				7.	Shareholder proposal relating to the MacBride Principles (Page 29 of Proxy)	☐	☐	☐

NOTE: Please sign exactly as the name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
	Yes	No		8.	Shareholder proposal relating to
					preparation of a Genetically Engineered Food Report (Page 31 of Proxy)	☐	☐	☐

Please indicate if you plan to attend this meeting	☐	☐		9.	Shareholder proposal relating to an Animal Welfare Standards Report (Page 34 of Proxy)	☐	☐	☐

HOUSEHOLDING ELECTION – Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date